Exhibti 4.9

$35,000,000

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT,

dated as of March 15, 2006,

among

FRIENDLY ICE CREAM CORPORATION,

as the Borrower,

VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME

PARTIES HERETO AS LISTED ON SCHEDULE I HERETO,

as the Lenders,

WELLS FARGO FOOTHILL, INC.,

as Administrative Agent for the Lenders,

i

	6.1	Security of Borrower	44
	6.2	Guaranties and Security of Restricted Subsidiaries	44

7.	REPRESENTATIONS AND WARRANTIES		44

	7.1	Corporate Authority	45
	7.2	Governmental Approvals	45
	7.3	Title to Properties; Leases	45
	7.4	Financial Statements and Projections	46
	7.5	No Material Adverse Changes, etc	46
	7.6	Franchises, Patents, Copyrights, etc	46
	7.7	Litigation	46
	7.8	No Materially Adverse Contracts, etc	47
	7.9	Compliance with Other Instruments, Laws, etc	47
	7.10	Tax Status	47
	7.11	No Event of Default	47
	7.12	Holding Company and Investment Company Acts	47
	7.13	Absence of Financing Statements, etc	47
	7.14	Perfection of Security Interest	47
	7.15	Certain Transactions	48
	7.16	Employee Benefit Plans	48
	7.17	Use of Proceeds	49
	7.18	Environmental Compliance	49
	7.19	Subsidiaries, etc	50
	7.20	Disclosure	51
	7.21	Bank Accounts	51

8.	AFFIRMATIVE COVENANTS		51

	8.1	Punctual Payment	51
	8.2	Maintenance of Office	51
	8.3	Records and Accounts	51
	8.4	Financial Statements, Certificates and Information	52
	8.5	Notices	53
	8.6	Legal Existence; Maintenance of Properties	54
	8.7	Insurance	55
	8.8	Taxes	55
	8.9	Inspection of Properties and Books, etc	55
	8.10	Compliance with Laws, Contracts, Licenses, and Permits	56
	8.11	Employee Benefit Plans	57
	8.12	Use of Proceeds	57
	8.13	Future Guarantors; Mortgaged Property	57
	8.14	Bank Accounts	58
	8.15	[Intentionally Omitted]	59
	8.16	[Intentionally Omitted]	59

	8.17	[Intentionally Omitted]	59
	8.18	Mortgage Assignments	59
	8.19	Additional Mortgages	59
	8.20	Agency Account Agreements	59
	8.21	Further Assurances	59
	8.22	Delivery of Purchase and Sale Agreements	59

9.	CERTAIN NEGATIVE COVENANTS		59

	9.1	Restrictions on Indebtedness	60
	9.2	Restrictions on Liens	61
	9.3	Restrictions on Investments	64
	9.4	Restricted Payments	66
	9.5	Merger, Consolidation and Disposition of Assets	66
	9.6	Sale and Leaseback	67
	9.7	Compliance with Environmental Laws	67
	9.8	Prepayments; Modification of Certain Documents	67
	9.9	Employee Benefit Plans	68
	9.10	Business Activities	68
	9.11	Fiscal Year	68
	9.12	Transactions with Affiliates	68
	9.13	Bank Accounts	69

10.	FINANCIAL COVENANTS		69

	10.1	Interest Coverage	69
	10.2	Capital Expenditures	69
	10.3	Minimum EBITDA	70
	10.4	Leverage Ratio	70
	10.5	[Intentionally Omitted]	71
	10.6	Fixed Charge Coverage Ratio The Borrower will not permit the Fixed Charge Coverage Ratio for any Reference Period to be less than 1.05:1.00	71

11.	CLOSING CONDITIONS		71

	11.1	Delivery of Documents	71
	11.2	Validity of Liens	71
	11.3	Certificates of Insurance	71
	11.4	Administrative Agent’s Fee Letter	71
	11.5	Assignment Agreements	72
	11.6	Intellectual Property Assignment	72
	11.7	Revolving Credit Notes	72
	11.8	Pledge of Subordinated Promissory Note	72
	11.9	Patriot Act Searches	72
	11.10	Payment of Fees, Etc	72
	11.11	Miscellaneous	72

12.	CONDITIONS TO ALL BORROWINGS		72

	12.1	Representations True; No Event of Default	72
	12.2	No Legal Impediment	72
	12.3	Proceedings and Documents	73

13.	EVENTS OF DEFAULT; ACCELERATION; ETC		74

	13.1	Events of Default and Acceleration	75
	13.2	Termination of Commitments	75
	13.3	Remedies	76
	13.4	Distribution of Collateral Proceeds	76

14.	THE ADMINISTRATIVE AGENT		77

	14.1	Authorization	77
	14.2	Employees and Administrative Agents	77
	14.3	No Liability	77
	14.4	No Representations	78
	14.5	Payments	78
	14.6	Holders of Revolving Credit Notes	79
	14.7	Indemnity	79
	14.8	Administrative Agent as Lender	80
	14.9	Resignation	80
	14.10	Notification of Defaults and Events of Default	80
	14.11	Duties in the Case of Enforcement	80
	14.12	Release of Collateral	81

15.	ASSIGNMENT AND PARTICIPATION		81

	15.1	Conditions to Assignment by Lenders	82
	15.2	Certain Representations and Warranties; Limitations; Covenants	83
	15.3	Register	83
	15.4	New Revolving Credit Notes	83
	15.5	Participations	84
	15.6	Assignee or Participant Affiliated with the Borrower	84
	15.7	Miscellaneous Assignment Provisions	85
	15.8	Assignment by Borrower	85

16.	PROVISIONS OF GENERAL APPLICATIONS		85

	16.1	Setoff	85
	16.2	Expenses	86
	16.3	Indemnification	87
	16.4	Treatment of Certain Confidential Information	88
	16.5	Survival of Covenants, etc	88
	16.6	Notices	89
	16.7	Governing Law	89

16.8	Headings	90
16.9	Counterparts	90
16.10	Entire Agreement, etc	90
16.11	Waiver of Jury Trial	90
16.12	Consents, Amendments, Waivers, etc	90
16.13	Severability	92
16.14	No Novation	92

v

Exhibits

Exhibit A                                                                       Form of Assignment and Acceptance

Exhibit B                                                                         Form of Revolving Credit Note

Exhibit C                                                                         Form of Loan and Letter of Credit Request

Schedules

Schedule A-1                                                Administrative Agent’s Account

Schedule 1(a)                                                Lenders and Commitments

Schedule 1(b)                                               Core Mortgaged Properties

Schedule 1(c)                                                Encumbered Properties

Schedule 1(d)                                               Excess Properties

Schedule 1(e)                                                Non-Encumbered Properties

Schedule 1(f)                                                  Permitted Units

Schedule 1(g)                                               Units

Schedule 1(h)                                               Existing Letters of Credit

Schedule 7.3                                                     Title to Properties; Leases

Schedule 7.7                                                     Litigation

Schedule 7.14                                               Perfection of Security Interest

Schedule 7.18                                               Environmental Compliance

Schedule 7.19                                               Subsidiaries Etc.

Schedule 7.21                                               Bank Accounts

Schedule 8.19                                               Non-Core Mortgaged Properties

Schedule 9.l                                                        Existing Indebtedness

Schedule 9.2                                                     Existing Liens

Schedule 9.2.2                                            Restrictions on Negative Pledges

Schedule 9.3                                                     Existing Investments

AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 15, 2006, is among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the “Borrower”), the various financial institutions and other Persons from time to time parties hereto listed on Schedule 1(a) attached hereto (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“WFF”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the various financial institutions and other Persons from time to time parties thereto listed on Schedule 1(a) attached thereto (the “Previous Lenders”), FLEET NATIONAL BANK, as administrative agent for the Previous Lenders (in such capacity, the “Previous Administrative Agent”) and documentation agent for the Previous Lenders (in such capacity, the “Documentation Agent”), BANC OF AMERICA SECURITIES LLC and FLEET SECURITIES, INC., as co-lead arrangers and joint book runners, and BANK OF AMERICA, N.A., as syndication agent for the Previous Lenders are parties to that certain Revolving Credit Agreement, dated as of December 17, 2001 (as amended or modified from time to time prior to the date hereof, the “Original Credit Agreement”);

WHEREAS, concurrent herewith, the Previous Lenders and WFF are entering into Assignment and Acceptance Agreements (the “Assignment Agreements”) pursuant to which Previous Lenders are assigning to WFF and WFF is purchasing from Previous Lenders all of their right, title and interest in and to the Loans under the Original Credit Agreement;

WHEREAS, in connection therewith, the Borrower, the Lenders, and the Administrative Agent desire to amend and restate the terms and provisions of the Original Credit Agreement; and

WHEREAS, subject to the foregoing, the Borrower, the Lenders, and the Administrative Agent are willing to so amend and restate the Original Credit Agreement in accordance with the terms and conditions hereof; it being understood that nothing contained herein shall be deemed a satisfaction or novation of the Loans or the indebtedness created or evidenced by the Original Credit Agreement and it being further understood that the parties are merely amending and restating the Original Credit Agreement and the Loan Documents in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the Borrower, the Lenders, and the Administrative Agent agree that the Original Credit Agreement be and hereby is amended and restated in its entirety as follows:

1.                                      DEFINITIONS AND RULES OF INTERPRETATION.

1.1                               Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Credit Agreement referred to below:

Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to §8.4(d).

Administrative Agent. Wells Fargo Foothill, Inc., acting as administrative agent for the Lenders; and each other Person appointed as the successor Administrative Agent in accordance with §14.9.

Administrative Agent’s Account. The Deposit Account of Administrative Agent identified on Schedule A-1.

Administrative Agent’s Fee Letter. The amended and restated fee letter, dated as of the Closing Date, between the Borrower and the Administrative Agent.

Administrative Agent’s Office. The Administrative Agent’s office located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, or at such other location as the Administrative Agent may designate from time to time.

Administrative Agent’s Special Counsel. Paul, Hastings, Janofsky & Walker LLP or such other counsel as may be approved by the Administrative Agent.

Affiliate. As to any Person, another Person which, directly or indirectly, controls, is controlled by or is under common control with such first Person. “Control” of the Borrower means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of the Borrower having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of the Borrower (whether by contract or otherwise).

Agency Account Agreement. See §8.14.

Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period of the Borrower and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

Level	Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans	Letter of Credit Fees	Commitment Fee
I	Greater than or equal to 4.00:1.00	2.50%	4.50%	4.50%	0.75%
II	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	2.00%	4.00%	4.00%	0.75%
III	Less than 3.50:1.00	1.50%	3.50%	3.50%	0.75%

Notwithstanding the foregoing, if the Borrower fails to deliver any Compliance Certificate pursuant to §8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

Appraised Value. The valuation of any Mortgaged Property or Units delivered to the Administrative Agent by an appraiser selected by the Administrative Agent and using such methodology as is satisfactory to the Administrative Agent.

Asset Sale. Any one or series of related transactions in which the Borrower or any of its Restricted Subsidiaries conveys, sells, leases, licenses or otherwise disposes of (other than to the Borrower or any Restricted Subsidiary of the Borrower), directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Restricted Subsidiary other than to the Borrower or any Restricted Subsidiary of the Borrower) whether owned on the Closing Date or thereafter acquired.

Asset Sale Capital Expenditure Proceeds. See § 3(b)(i).

Assignment and Acceptance. An assignment and acceptance substantially in the form of Exhibit A hereto.

Assignment Agreements. Has the meaning set forth in the recitals to this Credit Agreement.

Authorized Person. Any officer or employee of Borrower.

Balance Sheet Date. December 31, 2000.

Bankruptcy Code. Title 11 of the United States Code, as in effect from time to time.

Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by Wells Fargo as its “prime rate,” such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) 0.5% above the Federal Funds Effective Rate. For the purposes of this definition, “Federal Funds Effective Rate” shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Wells Fargo’s “prime rate” shall take place immediately without notice or demand of any kind.

Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

Borrower. As defined in the preamble hereto.

Business Day. Any day on which banking institutions in California are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries (excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced) in connection with (a) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP (other than Growth Capital Expenditures paid for with the proceeds of Indebtedness permitted pursuant to §9.1(c)(ii)), or (b) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Cash Equivalents. As to the Borrower and its Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than one (1) year from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of one (1) year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case, (i) with any Lenders or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof or a foreign subsidiary of such bank, in each case having a rating of not less than A or its equivalent by S&P or any successor and having capital and surplus in excess of $500,000,000; (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) and (b) above which (i) are secured by a fully perfected security interest in any obligation of the type described in clause (a) hereof, and (ii) have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; (d) any commercial paper or finance company paper issued by (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than “P-1” or “A-1” or their equivalents by Moody’s or S&P or their successors; or (e) mutual funds registered under Rule 2a-7 of the Investment Company Act of 1940 investing only in assets described in clauses (a) through (d) of this definition.

Casualty Event. With respect to any property (including any interest in property) of the Borrower or any of its Restricted Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Restricted Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

CERCLA. See §7.18(a).

Change of Control. (a) An event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of 30% or more of the outstanding shares of the Voting Stock of the Borrower on a fully diluted basis; or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

Closing Date. The first date on which the conditions set forth in §11 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued, in each case hereunder after the date hereof.

Code. The Internal Revenue Code of 1986.

Collateral. All of the property, rights, and interests of the Borrower and its Restricted Subsidiaries that are or are intended to be subject to the Liens created by the Security Documents.

Commitment. With respect to each Lender, the amount set forth on Schedule 1(a) hereto or in the applicable Assignment and Acceptance, in each case as the amount of such Lender’s commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

Commitment Fee. See §2.2.

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1(a) hereto or in the applicable Assignment and Acceptance, in each case as such Lender’s percentage of the aggregate Commitments of all of the Lenders.

Compliance Certificate. A certificate certified by the principal financial or accounting officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §10 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date, in form and substance reasonably acceptable to the Administrative Agent.

Concentration Account. See §8.14.

Concentration Account Agreement. See §8.14.

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period (including any associated with discontinued operations for the period), plus (ii) income tax expense for such period (including any associated with discontinued operations for the period), plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period which do not result in cash payments for any subsequent period, all as determined in accordance with GAAP, after eliminating therefrom all extraordinary noncash nonrecurring items of expense, plus (v) the reasonable and documented legal fees and expenses in connection with the derivative action filed by S. Prestley Blake incurred in the 2005 fiscal year of the Borrower, provided that such fees and expenses shall not exceed $776,000, plus, (vi) a one-time re-organization charge incurred during Borrower’s 2005 fiscal year of $678,000, plus, (vii) a one-time inventory write-down of $153,000 incurred during Borrower’s 2005 fiscal year, plus (viii) all fees and costs associated with the amendment and restatement of the Original Credit Agreement and the Assignment Agreements.

Consolidated EBITDAR. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal period, plus, (b) Rental Expense.

Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, after eliminating therefrom all extraordinary nonrecurring items of income, each as determined in accordance with GAAP.

Consolidated Total Funded Debt. With respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the

Borrower and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of Revolving Credit Notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, and (iv) the maximum drawing amount of all letters of credit outstanding and bankers acceptances (excluding Letters of Credit constituting documentary letters of credit in an aggregate stated amount not to exceed $250,000), plus, (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower or any of its Subsidiaries, minus, (c) cash and Cash Equivalents in excess of $10,000,000.

Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including Commitment Fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

Control Agreement. A control agreement, in form and substance satisfactory to Administrative Agent, executed and delivered by the Borrower or one of its Subsidiaries, Agent, and the applicable bank or securities intermediary.

Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower’s election to convert or continue a Loan in accordance with §2.7.

Copyright Mortgages. The several Memorandums of Grants of Security Interest in Copyrights made by the Borrower and its Restricted Subsidiaries in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

Core Mortgaged Properties. Any Real Estate listed on Schedule l(b) hereto and any additional Real Estate pledged as “Core Mortgaged Properties” pursuant to §8.13.3.

Credit Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

Daily Balance. As of any date of determination and with respect to any Obligation, the amount of such Obligation (including without limitation the aggregate amount of Obligations consisting of contingent reimbursement obligations in respect of Letters of Credit) owed at the end of such day.

Debt Issuance. The sale or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness permitted by this Credit Agreement.

Default. Any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

Defaulting Lender. Any Lender that fails to make any Loan (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

Defaulting Lender Rate. (a) For the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Credit Loans that are Base Rate Loans.

Deferred Compensation. Payments of salary and compensation by Borrower in connection with Borrower’s deferred compensation plan.

Delinquent Lender. See §14.5.3.

Deposit Account. Any deposit account (as that term is defined in the Uniform Commercial Code, as in effect from time to time).

Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule l(a) hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with §2.7.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

Encumbered Properties. Any Real Estate listed on Schedule l(c) hereto which is subject to any Lien granted in connection with the Sale-Leaseback Transaction and the FFCA Mortgage Financing.

Environmental Laws. See §7.18(a).

EPA. See §7.18(b).

Equity Issuance. The sale or issuance by the Borrower or any of its Restricted Subsidiaries of any of its Capital Stock (other than (x) the sale or issuance of any Capital Stock by (i) the Borrower to any Restricted Subsidiary or (ii) any Restricted Subsidiary to the Borrower or another Restricted Subsidiary or (y) the sale or issuance of any Capital Stock by the Borrower or any of its Restricted Subsidiaries to any officers, directors or employees in connection with any benefit or compensation plan).

ERISA. The Employee Retirement Income Security Act of 1974.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under §414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder.

Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1(a) hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for the Reference Lender (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Reference Lender’s Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Lender to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

Event of Default. See §13.1.

Excess Properties. Any Real Estate listed on Schedule 1(d).

Excess Properties Sale. The sale or other disposition of any Excess Properties by the Borrower or any Restricted Subsidiary to any Person or business; provided, that immediately before and after giving effect to such sale, no Event of Default shall have occurred and be continuing or would result therefrom.

Excluded Properties. Any Real Estate constituting (i) Encumbered Properties, (ii) Excess Properties, (iii) Permitted Units and (iv) any other Real Estate (other than Core Mortgaged Properties) to the extent the granting of a valid and enforceable first priority Mortgage on such Real Estate would result in the incurrence of mortgage taxes or would require the consent by the applicable landlord prior to the granting of such Mortgage.

Fees. Collectively, the Commitment Fee, the Letter of Credit Fee and the other fees set forth in the Administrative Agent’s Fee Letter.

FFCA Amended and Restated Master Lease. The Amended and Restated Master Lease, dated as of the Original Closing Date, by and between GECC and the Borrower.

FFCA Loan Agreements. The loan agreements, each dated as of the Original Closing Date, by and among GECC, as lender, and the SPVs, as borrowers.

FFCA Master Leases. The Master Leases executed in connection with the FFCA Mortgage Financing, each dated as of the Original Closing Date, by and among the SPVs, as lessors, and the Borrower, as lessee.

FFCA Mortgage Financing. The mortgage financing transaction described in the FFCA Loan Agreements.

FFCA Mortgage Financing Documents. Any and all documents and instruments delivered or executed in connection with the FFCA Mortgage Financing (including the FFCA Amended and Restated Master Lease), as the same may be amended, supplemented or amended and restated or otherwise modified from time to time in accordance with §9.8.

Fifth Amendment. The Amendment No. 5 to Revolving Credit Agreement, dated as of December 17, 2004, among the Borrower, the Previous Lenders and the Previous Administrative Agent.

Fifth Amendment Effective Date. The date on which all conditions precedent to the Fifth Amendment hereto were satisfied or waived by the Previous Lenders.

Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).

Fixed Charge Coverage Ratio. As of any date of determination, the ratio of (a) Consolidated EBITDAR, minus, the sum of (b)(i) Maintenance Capital Expenditures less Asset Sale Capital Expenditure Proceeds not to exceed $2,000,000 in the aggregate in any fiscal year, and (ii) cash income tax expense, to, the sum of (w) Consolidated Total Interest Expense payable in cash, (x) actual and accrued scheduled principal repayments of Indebtedness made or accrued during such period, (y) Rental Expense and (z) mandatory cash contributions made by the Borrower to any of its pension plans due to changes in fair market value of pension plan assets (to the extent not already deducted in the calculation of Consolidated EBITDA).

Foreign Subsidiaries. Each Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States or any state thereof.

Fourth Amendment Effective Date. The date on which all conditions precedent to the Fourth Amendment hereto were satisfied or waived by the Previous Lenders.

GAAP or generally accepted accounting principles. (a) When used in §10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

GECC. GE Capital Franchise Finance Corporation, a Delaware corporation.

Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Growth Capital Expenditures. Capital Expenditures related to (i) the construction, acquisition or opening of any new restaurant locations during any fiscal year, plus (ii) the expansion and/or conversion of any existing manufacturing and distribution facilities during any fiscal year, plus (iii) the opening of any new manufacturing and distribution facilities during any fiscal year, plus (iv) the Impact Remodeling Program, as in effect on the date of the Fifth Amendment Effective Date, during any fiscal year.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guaranty. The Guaranty made by each Restricted Subsidiary of the Borrower in favor of the Lenders and the Administrative Agent, pursuant to which each Restricted Subsidiary of the Borrower guaranties to the Lenders and the Administrative Agent the payment and performance of the Obligations, in form and substance satisfactory to the Administrative Agent.

Hazardous Substances. See §7.18(b).

Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)                                  every obligation of such Person for money borrowed;

(b)                                 every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(c)                                  every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(d)                                 every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(e)                                  every obligation of such Person under any Capitalized Lease;

(f)                                    every obligation of such Person under any Synthetic Lease;

(g)                                 all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

(h)                                 every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock;

(i)                                     every net obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”);

(j)                                     every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law; and

(k)                                  every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through 0) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract referred to in clause (i) shall be the maximum amount (after giving effect to netting) of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith, in each case subject to any limitation contained in such guaranty or other contingent liability.

Indemnified Liabilities. See §14.7.

Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. §24, Seventh), as amended.

Intellectual Property Assignment. The Assignment of Security Interest in form and substance reasonably satisfactory to the Administrative Agent.

Interest Coverage Ratio. As of any date of determination, the ratio of (a) Consolidated EBITDA, to, (b) Consolidated Total Interest Expense.

Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such quarter, including, without limitation, the quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan and Letter of Credit Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a)                                  if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(b)                                 if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(c)                                  if the Borrower shall fail to give notice as provided in §2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

(d)                                 any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(e)                                  any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

Interest Rate Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other similar agreement or arrangement to which the Borrower and any Lender is a party, designed to protect the Borrower against fluctuations in interest rates.

Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property (other than in the ordinary course of business) to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any other Person. In determining the aggregate amount of Investments outstanding at any particular time:  (a) the amount of any Investment represented by a guaranty (subject to any limitation contained in such guaranty) shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Issuing Lender. WFF or any other Lender that, at the request of Borrower and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 4.1.

L/C. See §4.1.

L/C Disbursement. A payment made by the Issuing Lender pursuant to a Letter of Credit.

L/C Undertaking. See §4.1.

Lender Affiliate. (a) With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

Lenders. WFF and the other lending institutions listed on Schedule l(a) hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §15.

Lender Group. Individually and collectively, each of the Lenders (including the Issuing Lender) and Administrative Agent.

Letter of Credit. An L/C or an L/C Undertaking, as the context requires.

Letter of Credit Usage  As of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

Letter of Credit Application. See §4.1.

Letter of Credit Fee. The fees set forth in §4.3.

Letter of Credit Participation. See §4.1.

Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date, to, (b) Consolidated EBITDA for the Reference Period ending on such date.

Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Compliance Certificate, the Letters of Credit, the Mortgages, the Copyright Mortgage, the Trademark Assignments, the Administrative Agent’s Fee Letter, the Agency Account Agreements, the Concentration Account Agreements, the Control Agreements, the Reaffirmation Agreement, the Transitional Arrangements Agreement, the Assignment Agreements, the Mortgage Assignments, Mortgage Amendments, the Intellectual Property Assignment, and the Resignation and Appointment of Agent Agreement, each agreement pursuant to which the Administrative Agent is granted a Lien to secure Obligations (including, without limitation, the Security Documents) and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

Loan and Letter of Credit Request. A written notice of each Revolving Credit Loan and Letter of Credit requested pursuant to this Credit Agreement, substantially in the form of Exhibit C hereto.

Loans. Collectively, the Revolving Credit Loans and the Swing Line Loans.

Local Account. See §8.14.

Maintenance Capital Expenditures. Capital Expenditures that are not Growth Capital Expenditures. For purposes of calculating the financial covenants in Section 10 hereof, Maintenance Capital Expenditures shall be the greater of (i) Maintenance Capital Expenditures for such fiscal year and (ii) $15,000,000.

Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a)                                  a material adverse effect on the business, assets, liabilities (actual or contingent), condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

(b)                                 a material adverse effect on the ability of the Borrower or any of its Subsidiaries taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

(c)                                  any material impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any material impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any material impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

Minimum Aggregate Appraisal Amount. At any time of determination, the Total Commitment, multiplied by, 2.25.

Moody’s. Moody’s Investors Services, Inc.

Mortgage Assignments. Mortgage Assignments in favor of Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

Mortgage Amendments. Amendments to the Mortgages in favor of Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

Mortgaged Property. Any Real Estate which is subject to any Mortgage.

Mortgages. The several mortgages and deeds of trust from the Borrower and its Restricted Subsidiaries to the Administrative Agent with respect to the fee and leasehold interests of the Borrower and its Restricted Subsidiaries in the Real Estate, in form and substance reasonably satisfactory to the Administrative Agent.

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

Net Cash Debt Issuance Proceeds. With respect to any Debt Issuance of any Person, the excess of the gross cash proceeds received by such Person for such Debt Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such a sale or other issuance.

Net Cash Equity Issuance Proceeds. With respect to any Equity Issuance of any Person, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such a sale or other issuance.

Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonable and customary direct expenses actually incurred in connection with such Asset Sale, including the amount of any taxes required to be paid by such Person in connection with such Asset Sale, (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale, and (c) amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Borrower or such Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters and liabilities under any indemnification obligation associated with the assets sold or disposed of in such Asset Sale; provided, that (x) the Borrower shall notify the Administrative Agent on or prior to the date of such Asset Sale of the amount of such reserve, and (y) the amount of such reserve shall be reasonably acceptable to the Administrative Agent.

Ninth Amendment. The Limited Consent and Amendment No. 9 to Revolving Credit Agreement, dated as of December 9, 2005, among the Borrower the Lenders and the Administrative Agent.

Net Casualty Proceeds. With respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Restricted Subsidiaries in connection with such Casualty Event, individually or in the aggregate over the course of a fiscal year (net of all reasonable and customary collection expenses thereof).

New Senior Notes. The senior notes issued pursuant to the New Senior Note Indenture.

New Senior Note Indenture. The indenture by and among the Borrower and an indenture trustee, dated March 8, 2004, pursuant to which up to $175,000,000 of New Senior Notes have been issued or will be issued.

Non-Encumbered Properties. Any Real Estate listed on Schedule 1(e) hereto which is not subject to any Mortgage and is not otherwise subject to any Lien granted in connection with the Sale-Leaseback Transaction, the FFCA Mortgage Financing or otherwise existing thereon.

Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement, any of the other Loan Documents (including any fees or any interest accruing during, or which would have accrued but for, the pendency of any proceeding of the type described in §13.1(h), regardless of whether a claim therefor is allowed in whole or in part in any such proceeding), any Interest Rate Agreement, any cash management services provided by any Lender or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, or other instruments at any time evidencing any thereof.

Operating Account. See §2.6.1.

Original Closing Date. December 17, 2001.

Original Credit Agreement. Has the meaning set forth in the recitals to this Agreement.

Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

Permitted Acquisitions. Any purchase or lease by the Borrower or any of its Restricted Subsidiaries of not more than five (5) restaurant locations during any one fiscal year in which the following conditions are satisfied:

(a)                                  immediately before and after giving effect to such purchase or lease, no Default shall have occurred and be continuing or would result therefrom;

(b)                                 the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full fiscal quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to §8.4) giving pro forma effect to the consummation of such purchase or lease and evidencing compliance with the covenants set forth in §10;

(c)                                  the Permitted Acquisitions shall not exceed $7,000,000 in the aggregate per fiscal year and such amounts shall be a Growth Capital Expenditure for purposes of Section 10.2;

provided, however, for any Permitted Acquisition that is less than $3,000,000 in the aggregate, the condition set forth in clause (b) above shall not have to be satisfied by the Borrower.

Permitted Asset Sales. The sale or other disposition of any assets (other than assets sold pursuant to Permitted Unit Sales) arising from discontinuance of operations (including, without limitation furniture, fixtures and equipment) or from any re-franchising arrangement by the Borrower to any Person or business to which the Administrative Agent has consented in writing in its reasonable discretion in which the following conditions are satisfied:

(a)                                  the purchase and sale documentation is in form, scope and substance reasonably satisfactory to the Administrative Agent in its sole discretion;

(b)                                 immediately before and after giving effect to such sale, no Default shall have occurred and be continuing or would result therefrom;

(c)                                  the aggregate amount of net cash proceeds of any individual property sold in a Permitted Asset Sale shall not exceed $1,800,000;

(d)                                 each Permitted Asset Sale is for not less than fair market value (as determined by the Borrower in good faith) and the consideration received consists of no less than 90% in cash; and

(e)                                  the aggregate amount of net cash proceeds of all Permitted Asset Sales shall not, in the aggregate, exceed $7,500,000 in any fiscal year.

Permitted Discretion. A determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

Permitted Liens. Liens permitted by §9.2.

Permitted Intercompany Sales. The sale or other disposition of assets (a) by the Borrower to any Restricted Subsidiary or (b) by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, in each case in which the following conditions are satisfied:

(a)                                  immediately before and after giving effect to such sale, no Default shall have occurred and be continuing or would result therefrom; and

(b)                                 the Permitted Intercompany Sales shall not exceed $5,000,000 in the aggregate.

Permitted Units. The restaurant or other locations listed on Schedule 1(f).

Permitted Unit Sales. The sale or other disposition of a Permitted Unit by the Borrower or any Restricted Subsidiary to any Person or business in which the following conditions are satisfied:

(a)                                  immediately before and after giving effect to such sale, no Default shall have occurred and be continuing or would result therefrom;

(b)                                 the Permitted Unit Sales shall not exceed $3,500,000 in the aggregate; and

(c)                                  each Permitted Unit Sale is for fair market value and the consideration received consists of no less than 80% in cash.

Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Previous Administrative Agent. Has the meaning set forth in the recitals to this Agreement.

Previous Lenders. Has the meaning set forth in the recitals to this Agreement.

RCRA. See §7.18(a).

Reaffirmation Agreement. The Reaffirmation Agreement by Borrower and its Restricted Subsidiaries in favor of the Lender Group in form and substance reasonably satisfactory to the Administrative Agent.

Real Estate. All real property (including any attendant fixtures) at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Restricted Subsidiaries.

Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Revolving Credit Note.

Reference Lender. Wells Fargo.

Reference Period. With respect to any fiscal quarter, the period comprising such fiscal quarter and the three immediately preceding fiscal quarters treated as a single accounting period.

Refinancing Indebtedness. Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness including Indebtedness that refinances other Refinancing Indebtedness; provided, however, that (1) the Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being refinanced, (2) such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of accrued and unpaid interest on the Indebtedness being refinanced, any premium paid to the holders of the Indebtedness being refinanced and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness and (3) the material terms of such Refinancing Indebtedness shall be on terms which are not materially more onerous on the Borrower than the terms in the Indebtedness being refinanced.

Register. See §15.3.

Reimbursement Obligation. The Borrower’s obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in §4.1.

Rental Expense. All payments made or required to be made by the Borrower or any of its Subsidiaries, as lessee or sublessee under any operating lease of real or personal property as rental payments and contingent rentals, in each case, as calculated in accordance with GAAP, minus, rental income of the Borrower and its Subsidiaries paid in cash from any operating sublease of real property.

Required Lenders. As of any date, the Lenders holding at least 66.7% of the outstanding principal amount of the Revolving Credit Notes and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least 66.7% of the Total Commitment.

Resignation and Appointment of Agent Agreement. The Resignation and Appointment of Agent Agreement in form and substance reasonably satisfactory to the Administrative Agent.

Restaurant Concentration Account. See §8.14.

Restricted Payment. In relation to the Borrower and its Subsidiaries, any (a) Distribution, (b) payment or prepayment in respect of Capital Stock by the Borrower or its Subsidiaries to the Borrower’s or any Subsidiary’s shareholders (or other equity holders), in each case, other than to the Borrower, or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or such Subsidiary.

Restricted Subsidiary. Each Subsidiary that is not an Unrestricted Subsidiary.

Revolving Credit Loan Maturity Date. June 30, 2007.

Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to §2.

Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

Revolving Credit Notes. The revolving promissory notes of the Borrower in substantially the form of Exhibit B attached hereto.

Risk Participation Liability. As to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of a Loan or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

Sale-Leaseback Transaction. The sale-leaseback transaction as evidenced and otherwise described in the Purchase Agreement and Escrow Instructions, dated as of the Original Closing Date, by and among Realty Income Corporation, as buyer, and the Borrower, as seller.

Sale-Leaseback Transaction Documents. Any and all documents and instruments delivered or executed in connection with the Sale Leaseback Transaction, as the same may be amended, supplemented or amended and restated or otherwise modified from time to time in accordance with §9.8.

Security Interest Subordination Agreements. Each of (a) the Security Interest Subordination Agreements, dated as of the Original Closing Date, among the SPVs, the Borrower and the Administrative Agent, and (b) the Security Interest Subordination Agreement, dated as of the Original Closing Date, among GECC, the Borrower and the Administrative Agent.

S&P. Standard & Poor’s Ratings Group.

SARA. See §7.18(a).

SEC. The Securities and Exchange Commission.

Security Agreements. The several Security Agreements between the Borrower and its Restricted Subsidiaries and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

Security Documents. The Guaranty, the Security Agreements, the Mortgages, the Trademark Assignments, the Copyright Mortgages, the Stock Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

Settlement. The making or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender’s actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan and Letter of Credit Request) to be equal to such Lender’s Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan and Letter of Credit Request), in any case where, prior to such event or action, the actual share is not so equal.

Settlement Amount. See §2.9.1.

Settlement Date. (a) The Drawdown Date relating to any Loan and Letter of Credit Request, (b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrower’s account become aware of the existence of an Event of Default, (d) any

Business Day on which the amount of Revolving Credit Loans outstanding from WFF plus WFF’s Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than WFF’s Commitment Percentage of the Total Commitment, (e) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, and (f) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Administrative Agent’s Revolving Credit Loans outstanding equals zero Dollars ($0).

Settling Lender. See §2.9.1.

SPV. Collectively, Friendly’s Realty I, LLC, a Delaware limited liability company, Friendly’s Realty II, LLC, a Delaware limited liability company, and Friendly’s Realty III, LLC, a Delaware limited liability company, or one or more successor special purpose vehicles which hold title to any of the assets held by the SPVs existing on the Closing Date.

Stock Pledge Agreement. The Stock Pledge Agreement between the Borrower and its Restricted Subsidiaries, if applicable, and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

Subordinated Promissory Note. That certain Subordinated Promissory Note, dated April 11, 2001, in the principal amount of $4,250,000, by J&B Restaurant Partners of Long Island, LLC and J&B Restaurant Partners of Long Island II, LLC in favor of Borrower.

Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Survey. In relation to the manufacturing plant and headquarters located at 1855 Boston Road, Wilbraham, Massachusetts 01095, an instrument survey for such property dated as of a date subsequent to the Original Closing Date, which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of such property, shall not show any encroachments by others, shall show the zoning district or districts in which such property is located, shall show any flood hazard district as established by the Federal Emergency Management Agency or any successor agency or equivalent of any other Governmental Authority and shall show whether such property is located in any flood plain, flood hazard or wetland protection district established by any Governmental Authority.

Surveyor Certificate. In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Administrative Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Administrative Agent in form and substance.

Swing Line Loans. See §2.6.2.

Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Title Insurance Company. Commonwealth Title Insurance Company or Lawyers Title Insurance Company, each a wholly-owned subsidiary of Landamerica Title Insurance Company.

Title Policy. In relation to each Core Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgage of such Core Mortgaged Property and that the Borrower or one of its Restricted Subsidiaries holds marketable fee simple or leasehold title, as the case may be, to such Core Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy (except Borrower) or, in respect of the manufacturing plant and headquarters located at 1855 Boston Road, Wilbraham, Massachusetts 01095, matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is reasonably acceptable to the Administrative Agent in its reasonable discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its reasonable discretion may require, but only to the extent available, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement and (e) doing business endorsement.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time, and which shall be in the aggregate principal amount not to exceed $35,000,000.

Trademark Assignments. The several Trademark Assignments made by the Borrower and its Restricted Subsidiaries in favor of the Administrative Agent and the Assignments of Trademarks and Service Marks executed in connection therewith in form and substance reasonably satisfactory to the Administrative Agent.

Transitional Arrangements Agreement. The Transitional Arrangements Agreement by and among Administrative Agent, Previous Administrative Agent, Borrower, and Previous Lenders in form and substance reasonably satisfactory to the Administrative Agent.

Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

Underlying Issuer. A third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

Underlying Letter of Credit. A letter of credit that has been issued by an Underlying Issuer.

Units. The restaurant locations listed on Schedule 1(g) constituting all restaurant locations owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date.

Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, §4.1.

Unrestricted Subsidiary. Restaurant Insurance Corporation, the SPVs, any Foreign Subsidiary or any other Subsidiary designated as an Unrestricted Subsidiary and formed in compliance with §§9.3(i) and 9.5.

Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

Wells Fargo. Wells Fargo Bank, N.A.

WFF. Wells Fargo Foothill, Inc., a California corporation.

York Sale-Leaseback Transaction. The sale-leaseback transaction in respect of distribution facility located at 600 Bartlett Road, York, Pennsylvania as evidenced and otherwise described in a to be negotiated purchase agreement, by and among a buyer, and the Borrower, as seller.

1.2                               Rules of Interpretation.

(a)                                  A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

(b)                                 The singular includes the plural and the plural includes the singular.

(c)                                  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

(d)                                 A reference to any law includes any amendment or modification to such law.

(e)                                  A reference to any Person includes its permitted successors and permitted assigns.

(f)                                    Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(g)                                 The words “include,” “includes” and “including” are not limiting.

(h)                                 All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.

(i)                                     Reference to a particular “§” refers to that section of this Credit Agreement unless otherwise indicated.

(j)                                     The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

(k)                                  Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(l)                                     This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

(m)                               This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

2.                                      THE REVOLVING CREDIT FACILITY.

2.1                               Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with §2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender’s Commitment minus such Lender’s Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment at such time. The Revolving Credit Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in §11 and

§12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and §12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

2.2                               Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the “Commitment Fee”) calculated at the rate per annum of the Applicable Margin with respect to the Commitment Fee as in effect from time to time on the average daily amount during each calendar quarter or portion thereof from the date hereof, Closing Date or other applicable date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

2.3                               Reduction of Total Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple thereof or to terminate entirely the Total Commitment whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this §2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

2.4                               The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate Revolving Credit Notes, dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with §15 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender’s Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender’s Revolving Credit Note, an appropriate notation on such Lender’s Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender’s Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender absent manifest error, but the failure to record, or any error in so recording, any such amount on such Lender’s Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

2.5                               Interest on Revolving Credit Loans. Except as otherwise provided in §5.10:

(a)                                  Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

(b)                                 Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

2.6                               Requests for Revolving Credit Loans.

2.6.1                                        General. The Borrower shall give to the Administrative Agent a Loan and Letter of Credit Request no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan shall be in a minimum aggregate amount of $250,000 or an integral multiple thereof and shall be made to the Borrower’s operating account, as such operating account number is delivered to the Administrative Agent from time to time (the “Operating Account”).

2.6.2                                        Swing Line. Notwithstanding the notice and minimum amount requirements set forth in §2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Revolving Credit Loans to the Borrower to the Operating Account in an amount as requested by the Borrower, in an aggregate outstanding amount not to exceed $2,000,000. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan and Letter of Credit Request including, without limitation, the limitations set forth in §2.1 and the requirements that the applicable provisions of §11 (in the case of Revolving Credit Loans made on the Closing Date) and §12 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this §2.6.2 shall be conclusive and binding on the Borrower and the Lenders absent the Administrative Agent’s gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this §2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Administrative Agent.

2.7                               Conversion Options.

2.7.1                                        Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of the other Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least one (1) Business Day’s prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days’ prior written notice of such election; and (c) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of the other Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $250,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

2.7.2                                        Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in §2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower’s account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this §2.7 is scheduled to occur.

2.7.3                                        Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $250,000 or a whole multiple of $100,000 in excess thereof. No more than six (6) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

2.8                               Funds for Revolving Credit Loan.

2.8.1                                        Funding Procedures. Not later than 11:00 a.m. (California time) on the proposed Drawdown Date of any Revolving Credit Loans (other than Revolving Credit Loans made pursuant to §2.6.2), each of the Lenders will make available to the Administrative Agent, at the Administrative Agent’s Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans (a) shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender’s Commitment Percentage of any requested Revolving Credit Loans, or (b) shall not impose upon any other Lender any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

2.8.2                                        Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender’s Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to such amount plus interest thereon at the Defaulting Lender Rate until paid in full. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender’s Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

2.9                               Settlements.

2.9.1                                        General. On each Settlement Date, the Administrative Agent shall, not later than 11:00 a.m. (California time), give telephonic or facsimile notice (a) to the Lenders and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Administrative Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to §2.6.1(b)) on such date pursuant to a Loan and Letter of Credit Request and (b) to the Lenders of the amount (a “Settlement Amount”) that each Lender (a “Settling Lender”) shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Lenders and the Borrower or to the Lenders with respect to any amounts owing under this §2.9 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 3:00 p.m. (California time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this §2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrower and all funds received by any Lender pursuant to this §2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Lender from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender’s share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Lender’s Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

2.9.2                                        Failure to Make Funds Available. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lender’s Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand such amount plus interest thereon at the Defaulting Lender Rate until paid in full. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this §2.9.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender’s Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

2.9.3                                        No Effect on Other Lenders. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender’s Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender’s Settlement Amount, or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

2.10                        Repayments of Revolving Credit Loans From Concentration Account After Event of Default. Following the occurrence and during the continuance of an Event of Default, at its election, Administrative Agent may instruct any bank, depositary institution or securities intermediary to liquidate all funds or other assets previously transferred or credited to a Concentration Account, a Restaurant Concentration Account or any other Deposit Account or securities account of Borrower or any of its Restricted Subsidiaries and transfer the proceeds thereof to Administrative Agent’s Account and apply such proceeds to the Obligations in accordance with §13.4.

3.                                      REPAYMENT OF THE REVOLVING CREDIT LOANS.

3.1                               Maturity. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, any unpaid Fees and any Unpaid Reimbursement Obligations.

3.2                               Mandatory Repayments of Revolving Credit Loans.

(a)                                  If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application:  first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by §4.1. Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender’s Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

(b)                                 Concurrently with the receipt by the Borrower or any Restricted Subsidiary of:

(i)                                     Net Cash Sale Proceeds from Asset Sales (other than (A) the sale, lease, license or other disposition of assets in the ordinary course of business consistent with past practices, (B) Asset Sales made in connection with the Sale-Leaseback Transaction and the FFCA Mortgage Financing, (C) Excess Properties Sales, or (D) Permitted Unit Sales), the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such Net Cash Sale Proceeds; provided, however, that the Borrower may, at its option (as elected by the Borrower in writing to the Administrative Agent on or prior to the event giving rise to such Net Cash Sale Proceeds), so long as in each fiscal year (commencing with the 2005 fiscal year) the aggregate amount of such Net Cash Sale Proceeds reinvested by the Borrower pursuant to this clause (i) shall not exceed $2,000,000 and so long as no Default shall have occurred and be continuing, reinvest (or commit to reinvest as evidenced by a binding written contract upon terms reasonably acceptable to the Administrative Agent) such Net Cash Sale Proceeds in Capital Expenditures to be used in the business of the Borrower and its Restricted Subsidiaries within 180 days of receipt thereof (the “Asset Sale Capital Expenditure Proceeds”); provided, further, however, that any Net Cash Sale Proceeds not so reinvested (or committed to be reinvested upon terms reasonably acceptable to the Administrative Agent) within 180 days of receipt thereof shall be immediately applied to the prepayment of the Loans as set forth in § 3.4;

(ii)                                  Net Cash Equity Issuance Proceeds of the Borrower or any of its Restricted Subsidiaries, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to seventy-five percent (75%) of such Net Cash Equity Issuance Proceeds;

(iii)                               Net Cash Debt Issuance Proceeds of the Borrower or any of its Restricted Subsidiaries (other than any Net Cash Debt Issuance Proceeds of Indebtedness permitted pursuant to §9.1), the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such Net Cash Debt Issuance Proceeds; or

(iv)                              Net Casualty Proceeds in excess of $500,000 in the aggregate of the Borrower or any of its Restricted Subsidiaries, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such Net Casualty Proceeds; provided, however, the Borrower may, at its option (as elected by the Borrower in writing to the Administrative Agent within 90 days from the event giving rise to such Net Casualty Proceeds) commit (as evidenced by a binding written contract) such Net Casualty Proceeds within 180 days of receipt of such proceeds to the repair or replacement of the property so damaged, destroyed or taken, and, if so committed, such repair or replacement of the property so damaged, destroyed or taken shall have been commenced within 270 days of receipt of such proceeds pursuant to such binding written contract; provided, further, however, that any Net Casualty Proceeds not so reinvested, or committed to be so reinvested, as the case may be, shall be immediately applied to the prepayment of the Loans as set forth in §3.4;

(c)                                  The Borrower shall repay in full to the Revolving Credit Lenders all principal amounts outstanding under the Revolving Credit Loans on or after May 1 and on or before June 15 of each calendar year during the term hereof, commencing with the 2006 calendar year, such that as of June 15 of each such calendar year (or the next Business Day, if, in any year, June 15 is not a Business Day) and for a period of not less than 15 consecutive days immediately following the date of such repayment, the amount of all outstanding Revolving Credit Loans (excluding all Unpaid Reimbursement Obligations) shall be zero. Such payments shall not be made from the proceeds of the Loans or any other Indebtedness unless such Indebtedness is permitted pursuant to § 9.1.

3.3                               Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium to be applied in the manner provided for in §3.4. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., California time, at least one (1) Business Day’s prior written notice of any proposed prepayment pursuant to this §3.3 of Base Rate Loans, and three (3) Eurodollar Business Days’ notice of any proposed prepayment pursuant to this §3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $250,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender’s Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

3.4                               Application of Payments. All payments made pursuant to §3.2(b) shall be applied to reduce the outstanding amount of the Revolving Credit Loans and to permanently reduce the Total Commitment by such amount; provided, that any payments made pursuant to §3.2(b) shall not reduce the Total Commitment if on the date such payment is made (x) no Default has occurred and is continuing and (y) no Revolving Credit Loans are outstanding; provided, further, that if (x) a Default has occurred and is continuing and (y) no Revolving Credit Loans are outstanding, the Total Commitment shall be reduced by the amount of payments made pursuant to §3.2(b). Such mandatory prepayments shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender’s Revolving Credit Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Subject to the first proviso in this §3.4, no amounts repaid pursuant to this §3.4 may be reborrowed.

4.                                      LETTERS OF CREDIT.

4.1                               Letter of Credit Commitments.

4.1.1                                        Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an “L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. Each request for the issuance of a Letter of Credit (a “Letter of Credit Application”), or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Administrative Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

(a)                                  the Letter of Credit Usage would exceed $20,000,0000, or

(b)                                 the Letter of Credit Usage would exceed the Total Commitments less the outstanding amount of the Loans.

Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit have been issued to support letters of credit that already are outstanding as of the Closing Date and which are identified on Schedule 1(h). Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Administrative Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a Revolving Credit Loan hereunder and, initially, shall bear interest at the rate then applicable to Revolving Credit Loans that are Base Rate Loans. To the extent an L/C Disbursement is deemed to be a Revolving Credit Loan hereunder, Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Revolving Credit Loan. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to this paragraph, Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 4.1.2 to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

4.1.2                                        Promptly following receipt of a notice of L/C Disbursement pursuant to Section 4.1.1 each Lender agrees to fund its Commitment Percentage of any Revolving Credit Loan deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Revolving Credit Loan and Administrative Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with a Commitment, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit (a “Letter of Credit Participation”), in an amount equal to its Commitment Percentage of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Administrative Agent, for the account of the Issuing Lender, such Lender’s Commitment Percentage of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of the Issuing Lender, such Lender’s Commitment Percentage of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower (the “Unpaid Reimbursement Obligations”) on the date due as provided in Section 4.1.1, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of the Issuing Lender, an amount equal to its respective Commitment Percentage of each L/C Disbursement made by the Issuing Lender pursuant to this Section 4.1.2 shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in

Section 11. If any such Lender fails to make available to Administrative Agent the amount of such Lender’s Commitment Percentage of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Administrative Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

4.1.3                                        Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender’s interpretations of any L/C issued by Issuing Lender to or for Borrower’s account, even though this interpretation may be different from Borrower’s own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group’s indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

4.1.4                                        Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit immediately shall be reimbursable by Borrower to Administrative Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

4.2                               Reliance by Administrative Agent. To the extent not inconsistent with §4.1, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

4.3                               Letter of Credit Fees.

4.3.1                                        Issuance Fee. Borrower shall pay Administrative Agent (for the ratable benefit of the Lenders, subject to any agreements between Administrative Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 4.1 which shall accrue at a rate equal to the Applicable Margin per annum in effect from time to time times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

4.3.2                                        Fronting Fee. The Borrower agrees to pay the Administrative Agent a fronting fee for its own account for each Letter of Credit issued by the Administrative Agent in the amount agreed to between the Borrower and the Administrative Agent in the Administrative Agent’s Fee Letter.

5.                                      CERTAIN GENERAL PROVISIONS.

5.1                               Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent annually in advance, for the Administrative Agent’s own account, the Fees set forth in the Administrative Agent’s Fee Letter.

5.2                               Funds for Payments.

5.2.1                                        Payments to Administrative Agent. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent’s Office or at such other place that the Administrative Agent may from time to time designate, in each case on or prior to 11:00 a.m. (California time or other local time at the place of payment) and in immediately available funds.

5.2.2                                        No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (excluding franchise taxes and taxes imposed on or measured by the net income, profits or receipts of the Administrative Agent or any Lender, all such non-excludable items being called “Taxes”) unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower in respect of any Taxes with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

5.2.3                                        Non-U.S. Lenders. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a “Non-U.S. Lender”) hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender’s or the Administrative Agent’s account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a “bank” for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that such Non-U.S. Lender (i) is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder of the Borrower for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8BEN or W-9, as applicable (or successor forms). Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower’s or the Administrative Agent’s reasonable request after the occurrence of any other event (including the passage of time)

requiring the delivery of a Form W-8BEN, Form W-8ECI or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI or W-9, as applicable (or any successor forms thereto). The Borrower shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States federal withholding tax pursuant to §5.2.2 above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this §5.2.3; provided, however, that the foregoing shall not relieve the Borrower of its obligation to pay additional amounts pursuant to §5.2.2 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in interpretation, administration or application thereof, a Non-U.S. Lender that was previously entitled to receive all payments under this Credit Agreement and the Revolving Credit Notes without deduction or withholding of any United States federal income taxes is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding.

5.3                               Computations. All computations of interest on the Loans and of Fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed (or, in the case of interest on Base Rate Loans, a 365-day year or, if appropriate, a 366-day year). Except as otherwise provided in the definition of the term “Interest Period” with respect to Eurodollar Rate Loans, whenever a payment of principal on any Revolving Credit Note becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

5.4                               Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine in good faith or be notified by the Required Lenders that they have determined in good faith that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during such Interest Period or (b) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurodollar Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event and for so long as such circumstances shall continue (i) any Loan and Letter of Credit Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Lenders.

5.5                               Illegality. Notwithstanding any other provisions herein, if any future law (or any change in any present law), regulation, treaty or directive or the interpretation or application of such law, regulation, treaty or directive by any governmental or regulatory body charged with the administration thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon, so long as such circumstances shall continue, (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended (but such Lender shall make Base Rate Loans concurrently with the making of, or conversion into, Eurodollar Rate Loans by the Lender not so affected, in each case in an amount equal to the amount of Eurodollar Loans that would have been made or converted into by such Lender at such time in the absence of such circumstances), and (b) such Lender’s Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay (without duplication of any payments required by §5.9) to the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this §5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

5.6                               Additional Costs, etc. If any future applicable law (or any change in any present law), which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)                                  subject any Lender or the Administrative Agent to any Tax with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender’s Commitment or the Loans; or

(b)                                 materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents; or

(c)                                  impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender; or

(d)                                 impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender’s Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender’s Commitment forms a part, and the result of any of the foregoing is:

(i)                                     to increase the actual cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Commitment or any Letter of Credit; or

(ii)                                  to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender’s Commitment, any Letter of Credit or any of the Loans; or

(iii)                               to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within five (5) days of demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

5.7                               Capital Adequacy. If after the date hereof any Lender or the Administrative Agent determines in good faith that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender’s or the Administrative Agent’s commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or the Administrative Agent’s then existing policies with respect to capital adequacy) by any amount deemed by such Lender or (as the case may be) the Administrative Agent, in each case determined in good faith, to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the interest payable hereunder, the Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender’s reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

5.8                               Certificate. Any Lender or the Administrative Agent claiming reimbursement or compensation under §§5.6 or 5.7 shall deliver to the Borrower a certificate setting forth (a) any additional amounts payable pursuant to §§5.6 or 5.7, and (b) the basis for such claim and a calculation of the amount payable to such Lender or the Administrative Agent in connection therewith in reasonable detail. Any such certificate submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

5.9                               Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (excluding the loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan and Letter of Credit Request or a Conversion Request relating thereto in accordance with §§2.6 or 2.7, or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

5.10                        Interest After Default. During the continuance of an Event of Default, all principal and interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to 2% plus the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate).

5.11                        Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to §§5.2.2, 5.6 or 5.7, (b) is unable to make or maintain Eurodollar Rate Loans as a result of a condition described in §5.5 or (c) defaults in its obligation to make Loans in accordance with the terms of this Credit Agreement or purchase any Letter of Credit Participation, the Borrower may, so long as no Default or Event of Default has occurred and is then continuing by notice in writing to the Administrative Agent and such Affected Lender, (i) request the Affected Lender to cooperate with the Borrower in obtaining a replacement Lender reasonably satisfactory to the Administrative Agent and the Borrower (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Loans and Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Loans and Commitment, then such Affected Lender shall assign, in accordance with §15, all of its Commitment, Loans, Letter of Credit Participations, Revolving Credit Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under §§5.6 and 5.7. Upon the effective date of such assignment, the Borrower shall issue replacement Revolving Credit Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a “Lender” for all purposes under this Credit Agreement and the other Loan Documents.

5.12                        Mitigation. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has actual knowledge which will result in, and will use reasonable commercial efforts available to it (and not otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by the Borrower to pay any amount pursuant to, or the occurrence of any circumstances described in §§5.2.2, 5.5, 5.6or 5.7 (and, if any Lender has given any such notice and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrower and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office (if available) if such designation will avoid (or reduce the cost to the Borrower of) any event described in the preceding sentence and such designation will not be otherwise disadvantageous to such Lender.

6.                                      COLLATERAL SECURITY AND GUARANTIES.

6.1                               Security of Borrower. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower (other than the Encumbered Properties or as provided in the Security Agreement and the Stock Pledge Agreement), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party (provided that (x) the Borrower shall not be required to deliver a Mortgage in respect of any Excluded Properties, and (y) the pledge of the Capital Stock of a Foreign Subsidiary shall be limited to 65% of the outstanding Capital Stock of such Subsidiary).

6.2                               Guaranties and Security of Restricted Subsidiaries. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Borrower’s Restricted Subsidiaries under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Restricted Subsidiary (other than the Encumbered Properties or as provided in the Security Agreement and the Stock Pledge Agreement), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Restricted Subsidiary is a party (provided that (x) such Restricted Subsidiary shall not be required to deliver a Mortgage in respect of any Excluded Properties, and (y) the pledge of the Capital Stock of a Foreign Subsidiary shall be limited to 65% of the outstanding Capital Stock of such Subsidiary).

7.                                      REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

7.1                               Corporate Authority.

7.1.1                                        Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

7.1.2                                        Authorization. The execution, delivery and performance of this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

7.1.3                                        Enforceability. The execution and delivery of this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

7.2                               Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority, or any other third party, other than those already obtained, filings to perfect Liens and filings to transfer Real Estate to purchasers thereof.

7.3                               Title to Properties; Leases. Except as indicated on Schedule 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens, except Permitted Liens.

7.4                               Financial Statements and Projections.

7.4.1                                        Fiscal Year. The Borrower and each of its Subsidiaries maintains a 52-week fiscal year which ends on the last Sunday of each calendar year, provided, that in any calendar year in which the last Sunday is prior to December 27, the Borrower and each of its Subsidiaries maintains a 53-week fiscal year which ends on the first Sunday in the month of January of the following calendar year.

7.4.2                                        Financial Statements. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, and a consolidated statement of income and cash flow statement of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2000, January 2, 2000 and December 27, 1998, certified by Arthur Andersen LLP. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

7.4.3                                        Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for each fiscal year of Borrower from 2001 through 2006 and for the period commencing as of the first day of Borrower’s 2007 fiscal year and ending on June 30, 2007, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein (it being understood that projections are inherently subject to uncertainties and contingencies, many of which may be beyond the Borrower’s control, and no assurance can be given that projections will be realized).

7.5                               No Material Adverse Changes, etc. Since the Balance Sheet Date, there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Borrower has not made any Restricted Payment.

7.6                               Franchises, Patents, Copyrights, etc. Except as set forth in Schedule 7.6 hereto, the Borrower and each of its Restricted Subsidiaries possesses, or is licensed to use, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except where such failure to possess, or be licensed to use, could not reasonably be expected to have a Material Adverse Effect.

7.7                               Litigation. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority that (a) either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) which questions or otherwise affects the validity of the transactions contemplated by the Credit Agreement, any of the other Loan Documents, the Sale-Leaseback Transaction Documents or the FFCA Mortgage Financing Documents, or any action taken or to be taken pursuant hereto or thereto.

7.8                               No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or could reasonably be expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or could reasonably be expected, in the judgment of the Borrower’s officers, to have a Material Adverse Effect.

7.9                               Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to, result in the imposition of substantial penalties, or have a Material Adverse Effect.

7.10                        Tax Status. The Borrower and its Subsidiaries (a) have filed all federal and all other material tax returns, reports and declarations required by law to have been filed by each of them, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower know of any basis for any such claim.

7.11                        No Event of Default. No Default or Event of Default has occurred and is continuing.

7.12                        Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company,” or an “affiliated company” or a “principal underwriter” of an “investment company,” as such terms are defined in the Investment Company Act of 1940.

7.13                        Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

7.14                        Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law to establish and perfect the Administrative Agent’s security interest in the Collateral. Except as set forth on Schedule 7.14, the Collateral and the

Administrative Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (other than Permitted Liens). The Borrower or a Restricted Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral free from any Lien, except for Permitted Liens.

7.15                        Certain Transactions. Except for arm’s-length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than the FFCA Mortgage Financing, the Sale-Leaseback Transaction or in respect of services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

7.16                        Employee Benefit Plans.

7.16.1                                 In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code. The Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under §103(d) of ERISA, with respect to each Guaranteed Pension Plan.

7.16.2                                 Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of §302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to §307 of ERISA or §401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and since January 1, 1996, there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $100,000.

7.16.3                                 Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has, since January 1, 1996, incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

7.17                        Use of Proceeds.

7.17.1                                 General. The proceeds of the Loans shall be used for working capital, capital expenditures (to the extent permitted in §10.2 of this Credit Agreement) and general corporate purposes. For the avoidance of doubt, after the Closing Date, proceeds of the Loans shall not be used for the repurchase of the New Senior Notes.

7.17.2                                 Regulations U and X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

7.17.3                                 Ineligible Securities. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

7.18                        Environmental Compliance.

(a)                                  To the best of the knowledge of the Borrower, none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation would have a Material Adverse Effect;

(b)                                 neither the Borrower nor any of its Subsidiaries has received written notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substances, petroleum constituents, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

(c)                                  except as set forth on Schedule 7.18 attached hereto:  (i) no portion of the Real Estate currently owned, occupied or operated by the Borrower or any of its Restricted Subsidiaries, and to the best of the knowledge of the Borrower, previously owned and occupied or operated by the Borrower or any Restricted Subsidiaries, has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate currently owned, occupied or operated by the Borrower or any of its Restricted Subsidiaries, and to the best of the knowledge of the Borrower, previously owned, occupied or operated by the Borrower or any of its Subsidiaries; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or their operators, no Hazardous Substances have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the Real Estate currently owned, occupied or operated by the Borrower or any of its Restricted Subsidiaries, and to the best of the knowledge of the Borrower, previously owned and occupied or operated by the Borrower or any Restricted Subsidiaries, which releases would have a Material Adverse Effect; (iv) to the best of the Borrower’s knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect; and (v) in addition, any Hazardous Substances that have been generated by the Borrower, its Subsidiaries or their operators on any of the Real Estate have been transported in compliance with applicable Environmental Laws; and

(d)                                 none of the Borrower and its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby the failure of which would have a Material Adverse Effect.

7.19                        Subsidiaries, etc. The Borrower has (a) no Restricted Subsidiaries other than those listed on Schedule 7.19(a) hereto (as such Schedule shall be amended for each subsequently acquired or organized Restricted Subsidiary), and (b) no Unrestricted Subsidiaries

other than those listed on Schedule 7.19(b) hereto (as such Schedule shall be amended for each subsequently acquired or organized Unrestricted Subsidiary). Except as set forth on Schedule 7.19(c) hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person hereto (as such Schedule shall be amended for each subsequently existing joint venture or partnership). The jurisdiction of incorporation/formation and principal place of each Subsidiary of the Borrower is listed on Schedule 7.19(d) hereto.

7.20                        Disclosure. None of the factual information heretofore or contemporaneously furnished in writing to the Administrative Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein, taken as a whole, not misleading.

7.21                        Bank Accounts. As of the Closing Date, Schedule 7.21 sets forth the account numbers and location of all material bank accounts of the Borrower or any of its Restricted Subsidiaries (as reasonably determined by the Borrower).

8.                                      AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

8.1                               Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the Administrative Agent’s Fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

8.2                               Maintenance of Office. The Borrower will maintain its chief executive office at 1855 Boston Road, Wilbraham, Massachusetts 01095, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

8.3                               Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

8.4                               Financial Statements, Certificates and Information. The Borrower will deliver to each of the Lenders:

(a)                                  as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to deliver the foregoing financial information by delivering copies of the Borrower’s annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto; provided, that (x) the Borrower is required to file such annual report on Form 10-K with the SEC, (y) such filing is actually made and (z) such annual report and financial statements are delivered within ninety (90) days after the end of each fiscal year of the Borrower and are otherwise in compliance with this §8.4(a);

(b)                                 as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flows for the portion of the Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments). Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to deliver the foregoing financial information by delivering copies of the Borrower’s quarterly report on Form 10-Q in respect of such fiscal year, together with the financial statements required to be attached thereto; provided, that (x) the Borrower is required to file such quarterly report on Form 10-Q with the SEC, (y) such filing is actually made and (z) such quarterly report and financial statements are delivered within forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and are otherwise in compliance with this §8.4(b);

(c)           as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month setting forth in comparative form the figures from the actual historical figures for the previous year and a comparison setting forth the corresponding figures from the projected figures set forth in the projections described in §8.4(g) for such period, prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to quarter-end and year-end adjustments);

(d)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, the Compliance Certificate;

(e)           contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower generally;

(f)            projections of the Borrower and its Subsidiaries updating those projections delivered to the Lenders and referred to in §7.4.3 and if applicable, updating any later such projections delivered in response to a request pursuant to this §8.4(f);

(g)           a twelve-month forecast, including the consolidated balance sheet of the Borrower and its Subsidiaries and related consolidated statements of income and cash flow, to be delivered to the Lenders prior to January 15 of each fiscal year of the Borrower;

(h)           not less than once during any twelve-month period, account numbers and location of all material bank accounts of the Borrower or any of its Restricted Subsidiaries (as reasonably determined by the Borrower) not otherwise listed on Schedule 7.21; and

(i)            concurrently with the financial statements delivered pursuant to clause (c) hereof, account receivable agings reports;

(j)            from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Lender may reasonably request.

8.5          Notices.

8.5.1             Defaults.  The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions, if any, the Borrower proposes to take with respect thereto.  If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement, the New Senior Note Indenture, the FFCA Mortgage Financing Documents, or the Sale-Leaseback Transaction Documents or a material default under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

8.5.2             Environmental Events.  The Borrower will give notice to the Administrative Agent and each of the Lenders (a) of any material violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority no later than fifteen (15) days after such material violation is reported or reportable, and (b) within fifteen (15) days of becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any Governmental Authority of potential environmental liability, of any Governmental Authority that would have a Material Adverse Effect.

8.5.3             Notification of Claim against Collateral.  The Borrower will, within fifteen (15) days of becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any material setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent’s rights with respect to the Collateral, are subject.

8.5.4             Notice of Litigation and Judgments.  The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that would have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, and stating the nature and status of such litigation or proceedings.  The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

8.6          Legal Existence; Maintenance of Properties.

8.6.1             Legal Existence.  The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries (other than (x) Restricted Subsidiaries which are either merged into the Borrower or other Restricted Subsidiaries as permitted by §9.5.1 or (y) the dissolution of Restaurant Insurance Corporation).

8.6.2             Maintenance of Properties.  The Borrower (a) will cause all of its properties and those of its Subsidiaries useful and necessary (as determined by the Borrower in a commercially reasonable manner) in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

8.7          Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements (it being understood that the Borrower and its Subsidiaries are self-insured through Restaurant Insurance Corporation with respect to various insurable risks and will maintain such self-insurance in amounts not to exceed those in effect on the Closing Date until such time as Restaurant Insurance Corporation is dissolved).  The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

8.8          Taxes.  The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

8.9          Inspection of Properties and Books, etc.

8.9.1             General.  The Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders’ other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Restricted Subsidiaries, to examine the books of account of the Borrower and its Restricted Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and during normal business hours as the Administrative Agent or any Lender may reasonably request upon reasonable prior notice.  Notwithstanding anything contained in this Credit Agreement, the Administrative Agent shall be permitted to conduct commercial finance exams, including without limitation any audit (whether conducted by the Administrative Agent or an outside examiner), all at such reasonable times and during normal business hours as the Administrative Agent may reasonably request upon reasonable prior notice; provided, that the Borrower shall (x) prior to the occurrence of a Default, pay the expenses for up to one such commercial finance exam during any fiscal year of the Borrower and (y) after the occurrence of a Default, pay the expenses for all such commercial finance exams.

8.9.2             Appraisals.  The Borrower will (a) deliver to the Administrative Agent any appraisal reports obtained by the Borrower in the ordinary course of business, or (b) if an

Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Restricted Subsidiaries (excluding any Real Estate consisting of Excluded Properties) and (ii) the then current business value of each of the Borrower and its Restricted Subsidiaries.  All such appraisals shall be conducted and made at the expense of the Borrower.

8.9.3             Environmental Assessments.  In the event (a) an Event of Default shall have occurred and be continuing, or (b) the Administrative Agent has a reasonable basis to believe that (i) there has been a release or threat of release of Hazardous Substances in or under the Mortgaged Properties in material violation of applicable Environmental Laws, or (ii) the use and operation of the Mortgaged Properties is not in material compliance with Environmental Laws, the Administrative Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws.  Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate.  All such environmental assessments shall be conducted and made at the expense of the Borrower.

8.9.4             Communications with Accountants.  Upon the occurrence and continuance of a Default, the Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Borrower’s independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries.  At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this §8.9.4.

8.10        Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, except, in each case, where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect or material non-compliance with any applicable Environmental Laws.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

8.11        Employee Benefit Plans.  The Borrower will (a) promptly upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under §§302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under §§4041A, 4202, 4219, 4242, or 4245 of ERISA.

8.12        Use of Proceeds.  The Borrower will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in §7.17.1.

8.13        Future Guarantors; Mortgaged Property.

8.13.1           Future Guarantors, Security, etc.  Subject to §8.13.3, the Borrower will, and will cause each Restricted Subsidiary to, execute any documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents.  The Borrower will cause any subsequently acquired or organized Restricted Subsidiary to execute a Guaranty (or a supplement thereto) and each applicable Loan Document in favor of the Administrative Agent.  In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its and its Restricted Subsidiaries’ assets and properties as the Administrative Agent shall designate (excluding Excluded Properties, and subject to the limitations set forth in §6.1 and §6.2, the Security Agreement and the Pledge Agreement).

8.13.2           Real Estate General.  Any Real Estate (other than Excluded Properties) at any time owned or leased by the Borrower or its Restricted Subsidiaries and used as headquarters, manufacturing facilities or warehouse facilities, shall in each case at all times be Mortgaged Properties.  If, after the Original Closing Date, the Borrower or any of its Restricted Subsidiaries acquires or leases such Real Estate, the Borrower shall, or shall cause such Restricted Subsidiary to, forthwith deliver to the Administrative Agent a fully executed mortgage or deed of trust over such Real Estate, in form and substance reasonably satisfactory to the Administrative Agent, together with, in the case of Core Mortgaged Properties, Title Policies, surveys, evidences of insurance with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Real Estate of the Borrower or such Restricted Subsidiary as of the Original Closing Date.  The Borrower further agrees that, following the taking of such actions with respect to such Real Estate, the Administrative Agent shall have for the benefit of the

Lenders and the Administrative Agent a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all Liens except for Permitted Liens.

8.13.3           Reduction in Appraisal Value.  In the event the Appraised Value of all Core Mortgaged Properties is less than the Minimum Aggregate Appraisal Amount at any time an Event of Default shall have occurred and be continuing, the Borrower shall, or shall cause such Restricted Subsidiaries to, forthwith deliver to the Administrative Agent a fully-executed mortgage or deed of trust over such additional Real Estate, as determined by the Administrative Agent in its sole discretion, which, together with all other Core Mortgaged Properties, has an Appraised Value of not less than the Minimum Aggregate Appraisal Amount, and is in form and substance satisfactory to the Administrative Agent, together with title insurance policies, surveys, evidences of insurance with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Real Estate of the Borrower or such Restricted Subsidiary as of the Closing Date.  The Borrower further agrees that, following the taking of such actions with respect to such Real Estate, the Administrative Agent shall have for the benefit of the Lenders and the Administrative Agent a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all Liens except for Permitted Liens.

8.14        Bank Accounts.  The Borrower will, and will cause each of its Restricted Subsidiaries to (a) establish one or more depository accounts (the “Concentration Accounts”), which Concentration Accounts (from and after the date that is 30 days after the Closing Date) shall be under the control of the Administrative Agent for the benefit of the Lenders and the Administrative Agent, in the name of the Borrower, pursuant to one or more agreements in form and substance reasonably satisfactory to the Administrative Agent (the “Concentration Account Agreements”), (b) cause all cash proceeds of accounts receivable to be deposited only in the restaurant concentration depository accounts (“Restaurant Concentration Accounts”) with financial institutions which (from and after the date that is 30 days after the Closing Date) have entered into agency account agreements and, if applicable, lock box agreements (collectively, “Agency Account Agreements”) in form and substance satisfactory to the Administrative Agent, or the Concentration Accounts; provided, that Borrower and its Restricted Subsidiaries may have up to $200,000 on deposit with financial institutions which have not entered into such an Agency Account Agreement, (c) direct all depository institutions with Restaurant Concentration Accounts to cause all funds of the Borrower and its Restricted Subsidiaries held in such Restaurant Concentration Accounts to be transferred daily to, and only to, the Concentration Accounts, and (d)  at all times ensure that immediately upon the Borrower’s or any of its Restricted Subsidiaries’ receipt of any funds constituting or cash proceeds of any Collateral, all such amounts shall have been deposited in a Restaurant Concentration Account or a Concentration Account; provided, that Borrower and its Restricted Subsidiaries may have up to $200,000 on deposit with financial institutions which have not entered into an Agency Account Agreement or a Concentration Account Agreement.  Notwithstanding anything to the contrary herein, the Borrower may maintain flex spending accounts, medical disbursement accounts, medical insurance accounts, gift card accounts, workers’ compensation accounts and payroll accounts in the ordinary course of business and deposit funds in such accounts, provided that in all cases the aggregate amount of funds on deposit in each such account shall not exceed the amount reasonably necessary to fund such account.

8.15        [Intentionally Omitted].

8.16        [Intentionally Omitted].

8.17        [Intentionally Omitted].

8.18        Mortgage Assignments and Mortgage Amendments.  Within 30 days after the Closing Date, the Borrower shall, and shall cause its Restricted Subsidiaries to, execute and deliver Administrative Agent such Mortgage Assignments and Mortgage Amendments as Administrative Agent shall require.

8.19        Additional Mortgages.  The Borrower shall deliver to the Administrative Agent, the Mortgages with respect to the Real Estate (together with flood certifications) listed on Schedule 8.19, in each case in form and substance satisfactory to the Administrative Agent.

8.20        Agency Account Agreements, Concentration Account Agreements and Control Agreements.  Within 30 days after the Closing Date, Borrower shall have obtained such Concentration Account Agreements, Agency Account Agreements and Control Agreements with respect to the Deposit Accounts and securities accounts of Borrower and the Guarantors as Administrative Agent shall reasonably require.

8.21        Further Assurances.  The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents (including, but not limited to, any replacement Revolving Credit Notes to replace any Revolving Credit Notes lost by any Lender in an amount equal to such lost Revolving Credit Note).

8.22        Delivery of Purchase and Sale Agreements.  Promptly upon the consummation of each of the purchase and sale arrangements consented to in Section 1(a) to the Ninth Amendment, Borrower shall deliver, to the Administrative Agent an Officer’s Certificate of the Borrower, signed by an authorized officer of the Borrower, in form and substance satisfactory to the Administrative Agent, attaching copies of each of the documents executed and delivered in connection with the applicable Purchase and Sale and Termination Agreement (as each such term is defined in the Ninth Amendment) and attesting that such copies are true and complete as of the closing of such Purchase and Sale and Termination Agreement, that no Default or Event of Default exists as of the date of such sale or arose as a result thereof, and, in respect of any subleasing arrangements, that such subleasing arrangement does require the approval of the applicable landlord and does not give rise to, any breach under the applicable lease.

9.                                      CERTAIN NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

9.1          Restrictions on Indebtedness.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)           Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

(b)           endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(c)           Indebtedness incurred in connection with (i) the acquisition after the Original Closing Date of any real or personal property by the Borrower or any Restricted Subsidiary or under any Capitalized Lease, provided; that (A) the aggregate principal amount of such Indebtedness of the Borrower and its Restricted Subsidiaries incurred after the Fourth Amendment Effective Date shall not exceed the aggregate amount of $10,000,000 at any one time during the period beginning on the Fourth Amendment Effective Date and ending on the Revolving Credit Loan Maturity Date and (B) the Borrower and its Restricted Subsidiaries shall not incur such Indebtedness in an aggregate amount greater than $4,000,000 per fiscal year, and (ii) a Permitted Acquisition;

(d)           Indebtedness in respect of Interest Rate Agreements or derivative contracts, in each case entered into in the ordinary course of business and not for speculative purposes or as an arbitrage of rates;

(e)           Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto, and any refinancing of such Indebtedness; provided, that (x) the principal amount (as such amount may have been reduced following the Closing Date) thereof is not increased, (y) the maturity date thereof is not shortened, and (z) the material terms thereof are not materially more onerous on the Borrower than the terms contained in the Indebtedness being refinanced;

(f)            Indebtedness of a Subsidiary of the Borrower existing on the date hereof to the Borrower;

(g)           unsecured Indebtedness of a Restricted Subsidiary of the Borrower to the Borrower which Indebtedness (i) shall not be forgiven or otherwise discharged for any consideration other than payment in full in cash (provided, that only the amount repaid in part shall be discharged); and (ii) shall be evidenced by one or more promissory notes which shall be delivered in pledge to the Administrative Agent pursuant to a Loan Document;

(h)           unsecured Indebtedness of (i) the Borrower to (A) any Restricted Subsidiary in an aggregate principal amount not to exceed $29,000,000, or (B) Restaurant Insurance Corporation in an aggregate principal amount not to exceed $10,000,000, (ii) any Unrestricted Subsidiary (other than Restaurant Insurance Corporation) to the Borrower in an aggregate principal amount not exceed $5,000; and (iii) Restaurant Insurance Corporation to the Borrower in an aggregate principal amount not to exceed $10,000,000;

(i)            unsecured Indebtedness in respect of guarantees made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of any Restricted Subsidiary of the Borrower permitted hereunder in an aggregate principal amount not to exceed $250,000;

(j)            unsecured Indebtedness in respect of guarantees made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of Indebtedness of franchisees of the Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed $5,000,000;

(k)           unsecured Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries to finance the payment of property, casualty and specialty insurance premiums in the ordinary course of the Borrower’s business which is repaid within 18 months of its incurrence, provided that such Indebtedness does not exceed $7,500,000 in the aggregate at any one time outstanding;

(l)            Indebtedness in respect of the Sale-Leaseback Transaction and the FFCA Mortgage Financing;

(m)          [Intentionally Omitted].

(n)           other Indebtedness not described in clauses (a) through (m) in an aggregate amount not to exceed $250,000 at any time outstanding; and

(o)           Indebtedness pursuant to the New Senior Notes and guarantees thereof by Subsidiaries and Refinancing Indebtedness in respect of the foregoing.

9.2          Restrictions on Liens.

9.2.1             Permitted Liens.  The Borrower will not, and will not permit any of its Subsidiaries to:

(a)           create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom;

(b)           transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors;

(c)           acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement;

(d)           suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; and

(e)           sell, assign, pledge or otherwise transfer any “receivables” as defined in clause (g) of the definition of the term “Indebtedness,” with or without recourse;

provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)            Liens in favor of the Borrower on all or part of the assets of any Subsidiary of the Borrower securing Indebtedness owing by such Subsidiary of the Borrower to the Borrower;

(ii)           Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(iii)          deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)          Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(v)           Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties in respect of obligations not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings; provided, that none of such Liens (x) interferes materially with the use of such property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, or (y) individually or in the aggregate have a Material Adverse Effect;

(vi)          encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens and other minor Liens; provided, that none of such Liens (x) interferes materially with the use of such property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, or (y) individually or in the aggregate have a Material Adverse Effect;

(vii)         Liens (A) existing on the date hereof and listed on Schedule 9.2 hereto, or (B) securing any extension, renewal or replacement of any obligations secured by any such Lien; provided, that (x) in respect of Liens permitted pursuant to clause (A) hereof, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date), and (y) in respect of Liens permitted pursuant to clause (B) hereof, such Lien shall only cover the same assets which originally secured the obligations being extended, renewed or replaced;

(viii)        purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by §9.1(c) or Liens arising in connection with Capitalized Leases permitted by §9.1(c), in each case incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

(ix)           Liens on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

(x)            Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;

(xi)           any interest or title of a lessor in connection with a Permitted Acquisition or any operating lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

(xii)          Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(xiii)         Liens incurred or deposits made to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of alike nature incurred in the ordinary course of business securing obligations not exceeding $2,500,000 in the aggregate;

(xiv)        Liens arising in the ordinary course of business out of consignment or similar arrangements for the sale of goods securing obligations not exceeding $100,000 in the aggregate;

(xv)         Liens securing Indebtedness described in §9.1(l);

(xvi)        [Intentionally Omitted];

(xvii)       Liens consisting of the licensing of intellectual property in the ordinary course of business and consistent with past practices, including, without limitation, (i) that certain License Agreement between Borrower and Friendly’s Realty I, LLC, a Delaware limited liability company, (ii) that certain License Agreement between Borrower and Friendly’s Realty II, LLC, a Delaware limited liability company, (iii) that certain License Agreement between Borrower and Friendly’s Realty III, LLC, a Delaware limited liability company, and (iv) that certain Security and License Agreement between the Borrower and GE Capital Franchise Finance Corporation; provided, that the use of such licenses shall be limited to the Units subject to, and on which Liens have been granted in connection with, the FFCA Mortgage Financing;

(xviii)      Liens (A) in favor of the SPVs granted by the Borrower pursuant to the FFCA Master Leases and (B) in favor of GECC granted by the Borrower pursuant to the FFCA Amended and Restated Master Lease, and in each case at all times subject to the Security Interest Subordination Agreements; and

(xix)         Liens not otherwise permitted hereunder in an aggregate amount not to exceed $10,000.

9.2.2             Restrictions on Negative Pledges and Upstream Limitations.  Except as set forth on Schedule 9.2.2, the Borrower will not, nor will it permit any of its Restricted Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower or any of its Restricted Subsidiaries from creating, assuming or incurring any Lien granted pursuant to this Credit Agreement or any other Loan Document to secure the Obligations upon its properties, revenues or assets or those of any of its Restricted Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Restricted Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests or Capitalized Leases to the extent permitted under §9.2.1, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Restricted Subsidiary in the ordinary course of its business, (iii) in the case of clause (b), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement or (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary permitted hereunder to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements, (iv) any encumbrance or restriction arising under or by reason of applicable law, (v) any encumbrance or restriction applicable to secured Indebtedness otherwise permitted to be incurred under this Agreement that limits the right of the debtor to dispose of the assets securing such Indebtedness, (vi) customary net worth provisions contained in leases and other agreements entered into by the Borrower or a Restricted Subsidiary in the ordinary course of business, (vii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of the common stock or assets of such Restricted Subsidiary in a transaction permitted hereunder, or (viii) any restrictions contained in the FFCA Mortgage Financing Documents and the Sale-Leaseback Transaction Documents in respect of Encumbered Properties.

9.2.3             Negative Pledge.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to create, assume or incur any Lien (other than Liens permitted pursuant to §§9.2.1(ii), (iv), (v) and (vi)) upon any Non-Encumbered Properties.

9.3          Restrictions on Investments.  The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

(a)           Investments existing on the Original Closing Date hereof and listed on Schedule 9.3 hereto;

(b)           Investments with respect to Indebtedness permitted by §§ 9.1(d), (g), (h), (i), (j), (k), (1), and (o);

(c)           Investments consisting of the Guaranty or Investments by the Borrower in Restricted Subsidiaries of the Borrower existing on the Closing Date;

(d)           Investments consisting of promissory notes received as proceeds of asset dispositions permitted by §§9.5.2(b) and (d);

(e)           Investments consisting of loans and advances to employees in the ordinary course of business consistent with past practices not to exceed $2,000,000 in the aggregate at any time outstanding;

(f)            Investments consisting of extensions of trade credit in the ordinary course of business consistent with past practices;

(g)           Investments in Cash Equivalents which, from and after the date that is 30 days after the Closing Date, are subject to an Agency Account Agreement, a Concentration Account Agreement or any other Control Agreement; provided that Borrower and its Restricted Subsidiaries may have up to $200,000 on deposit with financial institutions which have not entered into an Agency Account Agreement, a Concentration Account Agreement or such other Control Agreement;

(h)           Investments in, and extensions of credit to (i) (A) any Unrestricted Subsidiary (other than Restaurant Insurance Corporation) in an aggregate principal amount not to exceed $5,000 by the Borrower and (B) Restaurant Insurance Corporation in an aggregate principal amount not to exceed $10,000,000 by the Borrower, (ii) the Borrower in an aggregate principal amount not to exceed $29,000,000 by any Restricted Subsidiary, and (iii) the Borrower in an aggregate principal amount not to exceed $10,000,000 by Restaurant Insurance Corporation;

(i)            Investments in securities of account debtors received (A) in settlement of obligations in the ordinary course of business or (B) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; provided, that any Investments pursuant to clause (A) shall be limited to $1,000,000 in the aggregate;

(j)            Investments in respect of guarantees of the Borrower and its Restricted Subsidiaries permitted by §9.1;

(k)           Investments consisting of capital contributions to Friendly’s Restaurants Franchise, Inc. consistent with past practices; and

(l)            Investments in franchisees of the Borrower in an aggregate amount at any one time outstanding not to exceed $10,000,000.

Any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, so long as any applicable requirements set forth above in clause (g) of this §9.3 are satisfied with respect thereto.

9.4          Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payments other than (a) payments of salary and compensation to employees and members of the Board of Directors of the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices or as Deferred Compensation, (b) payments of Fees and expenses payable pursuant to this Credit Agreement, and (c) payments to suppliers and customers in the ordinary course of business and consistent with past practices.

9.5          Merger, Consolidation and Disposition of Assets.

9.5.1             Mergers and Acquisitions.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices, the formation of Restricted or Unrestricted Subsidiaries in compliance with §8.13.1 and §9.3) except:

(a)           the merger or consolidation of one or more of the Restricted Subsidiaries of the Borrower with and into the Borrower;

(b)           the merger or consolidation of two or more Restricted Subsidiaries of the Borrower;

(c)           Permitted Acquisitions.

9.5.2             Disposition of Assets.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any disposition of assets, except:

(a)           the sale of inventory in the ordinary course of business consistent with past practices;

(b)           Permitted Unit Sales;

(c)           the licensing of intellectual property on a non-exclusive basis, including, without limitation, (i) that certain License Agreement between Borrower and Friendly’s Realty I, LLC, a Delaware limited liability company, (ii) that certain License Agreement between Borrower and Friendly’s Realty II, LLC, a Delaware limited liability company, (iii) that certain License Agreement between Borrower and Friendly’s Realty III, LLC, a Delaware limited liability company, and (iv) that certain Security and License Agreement between the Borrower and GE Capital Franchise Finance Corporation (provided, that the use of such licenses shall be limited to the Units subject to, and on which Liens have been granted in connection with, the FFCA Mortgage Financing);

(d)           the disposition of obsolete or worn-out assets in the ordinary course of business consistent with past practices;

(e)           the sale or other disposition of any Excess Properties;

(f)            sales of assets permitted under the FFCA Mortgage Financing Documents (other than the sale of the Capital Stock of the SPVs) and the Sale-Leaseback Transaction Documents;

(g)           Sale of Cash Equivalents in the ordinary course of business and consistent with past practices;

(h)           Permitted Intercompany Sales; and

(i)            Permitted Asset Sales.

9.6          Sale and Leaseback.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Restricted Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Restricted Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred other than (x) as permitted by §§9.1, 9.2 or 9.5.2, or (y) the Sale-Leaseback Transaction and (z) the FFCA Mortgage Financing.

9.7          Compliance with Environmental Laws.  The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, where, in the case of clauses (a) through (e), it would have a Material Adverse Effect or result in material non-compliance with applicable Environmental Laws.

9.8          Prepayments; Modification of Certain Documents.

(a)           The Borrower will not, and will not permit any of its Subsidiaries to, prepay, redeem or repurchase any of the Indebtedness outstanding under the New Senior Note Indenture, other than in connection with a refinancing thereof with Refinancing Indebtedness.

(b)           The Borrower will not, and will not permit any of its Subsidiaries to, consent to or enter into any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (i) the New Senior Note Indenture, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the

New Senior Notes and which (A) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such New Senior Note Indenture, (B) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such New Senior Note Indenture or (C) makes the covenants, events of default or remedies in such New Senior Note Indenture less restrictive on the Borrower, or (ii) any Sale-Leaseback Transaction Documents or FFCA Mortgage Financing Documents, in each case in any manner that is adverse in any respect to the Lenders unless consented to in writing prior thereto by the Required Lenders.

9.9          Employee Benefit Plans.  Neither the Borrower nor any ERISA Affiliate will:

(a)           engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

(b)           permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency,” as such term is defined in §302 of ERISA, whether or not such deficiency is or may be waived; or

(c)           fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to §302(f) or §4068 of ERISA; or

(d)           amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to §307 of ERISA or §401(a)(29) of the Code; or

(e)           permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in §7.16.3; or

(f)            permit or take any action which would contravene any Applicable Pension Legislation.

9.10        Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

9.11        Fiscal Year.  The Borrower will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal year from that set forth in §7.4.1.

9.12        Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business; provided, that nothing contained herein shall prohibit the Sale-Leaseback Transaction or the FFCA Mortgage Financing.

9.13        Bank Accounts.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to (a) if at any time an Event of Default shall have occurred and be continuing, establish any bank accounts other than those Local Accounts, Interim Concentration Accounts and other accounts, all listed on Schedule 7.21 (as such Schedule shall be updated pursuant to §8.4(i)), without the Administrative Agent’s prior written consent, (b) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to such account, or (c) deposit into any of the payroll accounts listed on Schedule 7.21 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

10.                               FINANCIAL COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

10.1        Interest Coverage.  The Borrower will not permit the Interest Coverage Ratio for any Reference Period to be less than the ratio set forth opposite such period set forth in such table:

Reference Period Ending	Ratio
Fourth Fiscal Quarter of 2005	2.00:1.00
First Fiscal Quarter of 2006	1.85:1.00
Second, Third and Fourth Fiscal Quarters of 2006 and each Fiscal Quarter thereafter	1.95:1.00

10.2        Capital Expenditures.  The Borrower will not make, or permit any Subsidiary of the Borrower to make (a) Growth Capital Expenditures arising in connection with the construction, acquisition or opening of any new restaurant locations during any fiscal year that exceed, in the aggregate, $7,000,000 per fiscal year, or (b) Capital Expenditures in any fiscal year that exceed, in the aggregate, the amount set forth below opposite such fiscal year and such amount shall include any Growth Capital Expenditures during such fiscal year but shall, solely for the 2006 fiscal year, exclude Capital Expenditures arising under the York Sale-Leaseback Transaction:

Fiscal Year	Capital Expenditures
2004	$23,500,000
2005	$23,500,000
2006	$24,000,000
2007	$26,000,000

provided, that if the Borrower and its Subsidiaries do not utilize the entire amount of Capital Expenditures permitted in any one fiscal year, so long as no Default exists or would be caused thereby, the Borrower may carry forward to the immediately succeeding fiscal year $1,000,000 of such unutilized amount (with Capital Expenditures made by the Borrower or any Subsidiary of the Borrower in such succeeding fiscal year applied last to such unutilized amount).

10.3        Minimum EBITDA.

(a)           The Borrower will not permit Consolidated EBITDA for any Reference Period ending during any period described in the table below to be less than the amount set forth opposite such period in such table:

Period	Amount
Fourth Fiscal Quarter of 2005	$42,000,000
First Fiscal Quarter of 2006	$38,800,000
Second, Third and Fourth Fiscal Quarters of 2006 and each Fiscal Quarter thereafter	$40,500,000

(b)           [Intentionally Omitted].

10.4        Leverage Ratio.  The Borrower will not permit the Leverage Ratio for any Reference Period ending during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:

Period	Ratio
Fourth Fiscal Quarter of 2005	5.80:1.00
First Fiscal Quarter of 2006	6.35:1.00
Second Fiscal Quarter of 2006	5.95:1.00
Third Fiscal Quarter of 2006	5.85:1.00
Fourth Fiscal Quarter of 2006	5.75:1.00
First Fiscal Quarter of 2007 and each Fiscal Quarter thereafter	5.95:1.00

10.5        [Intentionally Omitted]

10.6        Fixed Charge Coverage Ratio  The Borrower will not permit the Fixed Charge Coverage Ratio for any Reference Period to be less than 1.05:1.00.

11.                               CLOSING CONDITIONS.

The obligations of the Lenders to continue to make Revolving Credit Loans and of the Administrative Agent to continue to issue any initial Letters of Credit after the date hereof shall be subject to the satisfaction of the following conditions precedent on or prior to March 15, 2006; upon the satisfaction of the conditions in this section 11 (or waiver thereof by WFF), the amendments to section 10 hereof shall become effective retroactive to December 30, 2005.

11.1        Delivery of Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.

11.2        Validity of Liens.  The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral.  All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected.  The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

11.3        Certificates of Insurance.  The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

11.4        Administrative Agent’s Fee Letter.  The Administrative Agent shall have received the Administrative Agent’s Fee Letter in form and substance reasonably satisfactory to the Administrative Agent.

11.5        Assignment Agreements.  The Administrative Agent shall have received the Assignment Agreements in form and substance reasonably satisfactory to the Administrative Agent.

11.6        Revolving Credit Notes.  Borrower shall have delivered executed Revolving Credit Notes in favor of each of the Lenders.

11.7        Pledge of Subordinated Promissory Note.  Borrower shall have pledged to Administrative Agent an original executed copy of the Subordinated Promissory Note.

11.8        Patriot Act Searches.  The Administrative Agent shall have completed such Patriot Act searches as it shall require, the results of which shall be satisfactory to Administrative Agent.

11.9        Payment of Fees, Etc.  The Borrower shall have paid all fees, costs, expenses and taxes then payable pursuant to the Loan Documents.

11.10      Miscellaneous.  The Administrative Agent shall have received such other documents and instruments as shall be reasonably required by it in connection with this Credit Agreement and the transactions contemplated thereby.

12.                               CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Loan, including any Revolving Credit Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

12.1        Representations True; No Event of Default.  Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement and the other Loan Documents shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.  The Administrative Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

12.2        No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

12.3        Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent’s Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

13.                               EVENTS OF DEFAULT; ACCELERATION; ETC.

13.1        Events of Default and Acceleration.  If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)           the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, within three (3) days of such sum becoming due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)           the Borrower shall fail to comply with any of its covenants contained in §§8.5, 8.6.1, 8.12, 8.14, 8.18, 8.20, 9 or 10;

(d)           the Borrower or any of its Subsidiaries shall (i) fail to comply with the covenants contained in §8.4 for five (5) days, or (ii) fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §13.1 (including §13.1(a), (b), and (c))) for twenty (20) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

(e)           any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)            the Borrower or any of its Subsidiaries (other than the SPVs) shall (i)(A) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money (including the obligations of the Borrower and its Subsidiaries, as the case may be, under the New Senior Note Indenture or the Sale-Leaseback Transaction but excluding (subject to clause (i)(B) hereof) the FFCA Mortgage Financing Documents), credit received or in respect of any Capitalized Leases which obligation exceeds $1,000,000, or (B) fail to observe or perform any material term, covenant or agreement contained in the FFCA Master Leases or the FFCA Amended and Restated Master Lease, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money (including the New Senior Note Indenture and the Sale-Leaseback Transaction Documents but excluding the FFCA Mortgage Financing Documents) or credit received or in respect of any Capitalized Leases which obligation exceeds $1,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or to require the Borrower, to prepay, redeem or repurchase such obligations in whole or in part or offer to prepay, redeem or repurchase such obligations in whole or in part;

(g)           the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

(h)           a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(i)            there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate (exclusive of any amounts fully covered by insurance (less any applicable deductible)) $1,000,000;

(j)            if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent’s security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or pursuant to any transaction permitted hereunder or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(k)           the Borrower or any ERISA Affiliate incurs any termination liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $100,000, or any of the following occurs with respect to a Guaranteed Pension Plan:  (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of §302(f)(1) of ERISA), provided that such event (A) could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000 and (B) could reasonably be expected to constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

(l)            there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, or any eviction of the Borrower from any Units, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or any of its Subsidiaries which would have a Material Adverse Effect; or

(m)          a Change of Control shall occur; then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §§13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

13.2        Termination of Commitments.  If any one or more of the Events of Default specified in §13.1(g) or §13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit.  If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit.  No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

13.3        Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §13.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender.  No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

13.4        Distribution of Collateral Proceeds.  In the event that, following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)           Second, to all other Obligations in such order or preference as the Administrative Agent may reasonably determine in good faith; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Administrative Agent’s Fee and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(c)           Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

(d)           Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

14.                               THE ADMINISTRATIVE AGENT.

14.1        Authorization.

(a)           The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

(b)           The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor.  The use of the term “Administrative Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders.  Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

(c)           As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a “representative” of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents.  Such actions include the designation of the Administrative Agent as “secured party,” “mortgagee” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

14.2        Employees and Administrative Agents.  The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents.  The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

14.3        No Liability.  Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

14.4        No Representations.

14.4.1           General.  The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries.  The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete.  The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial conditions of the Borrower or any of its Subsidiaries.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

14.4.2           Closing Documentation, etc.  For purposes of determining compliance with the conditions set forth in §11, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

14.5        Payments.

14.5.1           Payments to Administrative Agent.  A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender.  The Administrative Agent agrees promptly to distribute to each Lender such Lender’s pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

14.5.2           Distribution by Administrative Agent.  If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

14.5.3           Delinquent Lenders.  Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of §16.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.  A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations.  The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations.  A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders’ respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

14.6        Holders of Revolving Credit Notes.  The Administrative Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

14.7        Indemnity.  The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by §16.2), liabilities and payments of every nature and character (collectively, the “Indemnified Liabilities”) arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents (including any and all payments made by Administrative Agent pursuant to the terms of the Transitional Arrangements Agreement) or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent’s willful misconduct or gross negligence.  Without limitation of the foregoing, each Lender shall pay to Administrative Agent promptly upon demand an amount equal to such Lender’s Commitment Percentage of any Indemnified Liabilities incurred by Administrative Agent.

14.8        Administrative Agent as Lender.  In its individual capacity, WFF shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

14.9        Resignation.  The Administrative Agent may resign at any time by giving sixty (60) days’ prior written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent.  Unless an Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower.  If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

14.10      Notification of Defaults and Events of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default.”  In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders.  Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof.

14.11      Duties in the Case of Enforcement.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral.  The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions; provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

14.12      Release of Collateral.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral:  (a) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (c) constituting property in which the Borrower or any Restricted Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to the Borrower or any Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Restricted Subsidiary to be, renewed or extended; (e) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full in cash; or (f) if approved, authorized or ratified in writing by the Required Lenders or, if required by §16.12, all the Lenders.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this §14.12.

15.                               ASSIGNMENT AND PARTICIPATION.

15.1        Conditions to Assignment by Lenders.  Except as provided herein, each Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Administrative Agent and the Borrower, will not be unreasonably withheld; except that the consent of the Borrower or the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or (ii) a Lender Affiliate of such Lender, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Credit Agreement, it being understood that non-pro rata assignments of the Commitments and the Revolving Credit Loans are not permitted, (c) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments), shall be in an amount not less than $2,500,000 and in whole multiple increments of $500,000 in excess thereof (or such lesser amount as shall constitute the aggregate holdings of such Lender), and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, together with any Revolving Credit Notes subject to such assignment.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and

Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the assignment fee referred to in §15.3, be released from its obligations under this Credit Agreement.

15.2        Certain Representations and Warranties; Limitations; Covenants.  By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

(a)           other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

(b)           the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

(c)           such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in §§7.4 and 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(d)           such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

(e)           such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

(f)            such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

(g)           such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

(h)           such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit; and

(i)            such assignee acknowledges that it has complied with the provisions of §5.2.3 to the extent applicable;

provided, that no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrower would be obligated to pay any greater amount under §§5.2.2, 5.6 or 5.7 to the assignee than the Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrower will not be required to pay the incremental amounts).

15.3        Register.  The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement.  The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent an assignment fee in the sum of $3,500.

15.4        New Revolving Credit Notes.  Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender).  Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder.  Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the assigned Revolving Credit Notes.  The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

15.5        Participations.  Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Credit

Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $2,500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under each Loan Document, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled, extend any regularly scheduled payment date for principal or interest, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties.

15.6        Assignee or Participant Affiliated with the Borrower.  If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to §13.1 or §13.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender’s interest in any of the Loans or Reimbursement Obligations.  If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation.  A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to §13.1 or §13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

15.7        Miscellaneous Assignment Provisions.  Any assigning Lender shall retain its rights to be indemnified pursuant to §16.3 with respect to any claims or actions arising prior to the date of such assignment.  If the Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Lenders, appoint another Lender to act as the Reference Lender hereunder.  Anything contained in this §15 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender.  Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this §15.  No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

15.8        Assignment by Borrower.  The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

16.          PROVISIONS OF GENERAL APPLICATIONS.

16.1        Setoff.  The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them.  Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may, after giving prior written notice thereof to the Borrower, be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due and owing, now existing or hereafter arising, of the Borrower to such Lender.  ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.  Each of the Lenders agree with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each

Lender receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

16.2        Expenses.  The Borrower agrees to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than franchise taxes and taxes based upon the Administrative Agent’s or any Lender’s net income, profits or receipts) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (b) the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (c) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal, environmental reports to the extent required by this Credit Agreement (including Phase I environmental assessments) and examination charges, (d) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs, which attorneys may be employees of any Lender (provided, that there is no duplication of effort in respect of the expenses which are charged to the Borrower) or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after a Default or an Event of Default has occurred and is continuing (including the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated) and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender’s or the Administrative Agent’s relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings or mortgage recordings.  The covenants contained in this §16.2 shall survive payment or satisfaction in full of all other obligations.  In respect of §16.2(e), prior to the occurrence and continuance of a Default, the Administrative Agent will notify (telephonically or otherwise, as determined by the Administrative Agent in its reasonable discretion) the Borrower prior to the engagement of any outside business consulting or audit services.  Borrower acknowledges that Administrative Agent has engaged CTS Capital Advisors, LLC for consulting services.

16.3        Indemnification.  The Borrower agrees to indemnify and hold harmless the Administrative Agent, its affiliates and the Lenders (collectively, the “Indemnitees”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any and all payments made by Administrative Agent or any Lender pursuant to the terms of the Transitional Arrangements Agreement, (c) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (e) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (f) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the handling, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property) (all of the foregoing, the “Indemnified Liabilities”), in each case including, without limitation, the reasonable fees and disbursements of counsel and, without duplication of effort, allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to any Indemnified Liabilities to the extent such Indemnitee’s liabilities result from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable adjudication by a court of competent jurisdiction.  In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of the Borrower under the first sentence of this §16.3 are unenforceable for any reason (other than due to the operation of the proviso to such first sentence), the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The covenants contained in this §16.3 shall survive payment or satisfaction in full of all other Obligations.

16.4        Treatment of Certain Confidential Information.

16.4.1           Confidentiality.  Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this §16.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of §16.4 or (i) with the consent of the Borrower.  Moreover, each of the Administrative Agent, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrower to refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

16.4.2           Prior Notification.  Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

16.4.3           Other.  In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries.  The obligations of each Lender under this §16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

16.5        Survival of Covenants, etc.  All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement.  All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

16.6        Notices.  Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy or facsimile and confirmed by delivery via courier or postal service, addressed as follows:

(a)           if to the Borrower, at 1855 Boston Road, Wilbraham, Massachusetts 01095, Attention:  Paul Hoagland, with a mandatory copy to Aaron Parker at the same address, or, in each case, at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

(b)           if to the Administrative Agent, at: Wells Fargo Foothill, Inc., 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, Attn: Business Finance Division Manager; and

(c)           if to any Lender, at such Lender’s address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile, and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

16.7        Governing Law.  THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS  OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §16.6.  THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY

SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

16.8        Headings.  The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

16.9        Counterparts.  This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

16.10      Entire Agreement, etc.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §16.12.

16.11      Waiver of Jury Trial.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

16.12      Consents, Amendments, Waivers, etc.  Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders; provided, that the Borrower may unilaterally amend Schedule 7.19 as required by §7.19 or Schedule 1(f). Notwithstanding the foregoing, no amendment, modification or waiver shall:

(a)           without the written consent of the Borrower and each Lender directly affected thereby:

(i)            reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Revolving Credit Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than (A) interest accruing pursuant to §5.10 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto or (B) as a result of a change in the definition of Leverage Ratio or any of the components thereof or the method of calculation thereto);

(ii)           increase the amount of such Lender’s Commitment or extend the expiration date of such Lender’s Commitment;

(iii)          postpone or extend the Revolving Credit Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to §5.10, and (B) any vote to rescind any acceleration made pursuant to §13.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders); and

(iv)          other than pursuant to a transaction permitted by the terms of this Credit Agreement, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties (excluding, if the Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral,” as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

(b)           without the written consent of all of the Lenders, amend or waive this §16.12 or the definition of Required Lenders;

(c)           without the written consent of the Administrative Agent, amend or waive §2.6.2, §14, the amount or time of payment of the Administrative Agent’s Fee or any Letter of Credit Fees payable for the Administrative Agent’s account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

16.13      Severability.  The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

16.14      No Novation.  This Agreement does not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement  or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrower from any of their obligations or liabilities under the Original Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith.  Each signatory to this Amended and Restated Credit Agreement hereby (a) confirms and agrees that each Loan Document to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Restatement Effective Date all references in any such Loan Document to “the Revolving Credit Agreement”, “the Credit Agreement”, “thereto,” “thereof,” “thereunder” or words of like import referring to the Original Credit Agreement shall mean the Original Credit Agreement as amended and restated by this Agreement; and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent or to grant to the Administrative Agent a security interest in or lien on, any collateral as security for the obligations of the Borrower from time to time existing in respect of the Original Credit Agreement, such pledge or assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

FRIENDLY ICE CREAM CORPORATION

By:	/s/ PAUL V. HOAGLAND
Name: Paul V. Hoagland
Title: VP Administration & CFO

WELLS FARGO FOOTHILL, INC, as Administrative Agent and as a Lender

By:	/s/ STACY HOPKINS
Name: Stacy Hopkins
Title: Vice President

EXHIBIT A

FORM OF
ASSIGNMENT AND ACCEPTANCE

Dated as of

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of March 15, 2006 (as from time to time amended and in effect, the “Credit Agreement”), by and among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the “Borrower”), the financial institutions referred to therein as Lenders (collectively, the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as agent (in such capacity, the “Administrative Agent”) for the Lenders.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                            (the “Assignor”) and                        (the “Assignee”) hereby agree as follows:

1.             Assignment.  Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $                        interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to              % in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

2.             Assignor’s Representations.  The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance, (B) as of the date hereof, its Commitment is $                   , its Commitment Percentage is           %, the aggregate outstanding principal balance of its Revolving Credit Loans equals $               the aggregate amount of its Letter of Credit Participations equals $              (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance; (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its [Restricted] Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its [Restricted] Subsidiaries or any other

Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Revolving Credit Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Revolving Credit Note for new Revolving Credit Notes payable to the Assignor and the Assignee as follows:

Notes Payable to the Order of:	Amount of Revolving Credit Note:
Assignor	$
Assignee	$

3.             Assignee’s Representations.  The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) it has delivered or is delivering concurrently herewith, the forms required by § 5.2.3 of the Credit Agreement, and (D) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to § 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.             Effective Date.  The effective date for this Assignment and Acceptance shall be                             (the “Effective Date”).  Following the execution of this Assignment and Acceptance and, unless a Default or an Event of Default shall have occurred and be continuing, the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for consent by the Administrative Agent and recording in the Register by the Administrative Agent.

2

5.             Rights Under Credit Agreement.  Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to §§ 5.9, 14.7, and 16.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

6.             Payments.  Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.  The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

7.             Governing Law.  THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

8.             Counterparts.  This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

3

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

CONSENTED TO:

WELLS FARGO FOOTHILL, INC.,
As Administrative Agent

By:
Name:
Title:

4

EXHIBIT B

FORM OF REVOLVING CREDIT NOTE

$                                                                                                                                                                                      as of       , 20

FOR VALUE RECEIVED, the undersigned, FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the “Borrower”), hereby absolutely and unconditionally promises to pay to the order of [PAYEE LENDER] (the “Lender”) at the Administrative Agent’s Office (as defined in the Credit Agreement referred to below):

(a)           prior to or on [PAYMENT DATE] the principal amount of [               Dollars ($           )] or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Lender to the Borrower pursuant to the Amended and Restated Revolving Credit Agreement, dated as of March 15, 2006 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Fleet National Bank, as Administrative Agent for the Lenders;

(b)           interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement; and

(c)           all fees and other Obligations due to the Lender.

This Revolving Credit Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Borrower in accordance with the terms of the Credit Agreement, and is a Revolving Credit Note referred to therein.  The Lender and any holder hereof is entitled to the benefits and subject to the conditions of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.  All capitalized terms used in this Revolving Credit Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Revolving Credit Note, an appropriate notation on the record attached hereto, or the continuation of such record, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Revolving Credit Loans set forth on such record, or the continuation of such record, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such record, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Revolving Credit Note when due.

5

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Revolving Credit Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Revolving Credit Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Revolving Credit Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS REVOLVING CREDIT NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS REVOLVING CREDIT NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN § 16.6(a) OF THE CREDIT AGREEMENT.  THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

6

This Revolving Credit Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

THE BORROWER:

FRIENDLY ICE CREAM CORPORATION

By:
Name:
Title:

7

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

EXHIBIT C

LOAN AND LETTER OF CREDIT REQUEST

FRIENDLY ICE CREAM CORPORATION

Pursuant to the
Revolving. Credit Agreement
(the “Credit Agreement”),

dated as of March 15, 2006

Revolving Credit Loan Request Under § 2.6

Total Commitment:	$

(a) Amount of this Revolving Credit Loan Request:	$

Requested Drawdown Date:

Requested Loan Type (Eurodollar or Base Rate):

Requested Interest Period (Eurodollar Loans only):

(b) Aggregate of all Revolving Credit Loans and Swing Line Loans outstanding:	$

(c) Maximum Drawing Amount (of all Letters of Credit outstanding) plus amount of any Letter of Credit requested herewith:	$

(d) Unpaid Reimbursement Obligations	$

Sum of (a) plus (b) plus (c) plus (d): Not to exceed Total Commitment	$

8

Letter of Credit Request Under § 4.1

Total Commitment:	$

(e) Amount of this Letter of Credit Request from Letter of Credit Application (attached):	$

(f) Maximum Drawing Amount (of all Letters of Credit outstanding):	$

Sum of (e) plus (f):	$

(g) Not to exceed $20,000,000	$

(h) Aggregate of all Revolving Credit Loans outstanding plus all Swing Line Loans outstanding plus amount of any Revolving Credit Loan requested herewith:	$

Sum of (g) Plus (h): Not to exceed Total Commitment	$

9

The undersigned certifies that, as of the date hereof, (i) the above information is true and correct, (ii) no Default or Event of Default exists and (iii) all of the representations and warranties contained in §7 of the Credit Agreement are true and correct in all material respects (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date).

THE BORROWER:

FRIENDLY ICE CREAM CORPORATION

By:

10

Schedule A-1

Administrative Agent’s Account

An account at a bank designated by Administrative Agent from time to time as the account into which Borrower shall make all payments to Administrative Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Administrative Agent under this Credit Agreement and the other Loan Documents; unless and until Administrative Agent notifies Borrower and the Lender Group to the contrary, Administrative Agent’s Account shall be that certain deposit account bearing account number 323-266193 and maintained by Administrative Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA  #021000021.

SCHEDULE 1(a)

Lender	Commitment Amount	Commitment Percentage
Wells Fargo Foothill, Inc.	$35,000,000	100%
Total:	$35,000,000	100%

SCHEDULE 1(b)

Core Mortgaged Properties

RESTAURANT #	PROPERTY ADDRESS	CITY	STATE

536	72 PORTSMOUTH AVE.	EXETER	NH
611	70 BROAD STREET, ROUTE 80	BRIDGEWATER	MA
652	25600 CENTER RIDGE ROAD	WESTLAKE	OH
3

L/O

REST #	PROPERTY ADDRESS	CITY	ST

470	275 BOSTON POST ROAD	DARIEN	CT
729	103 TALCOTTVILLE ROAD	VERNON	CT
759	497 FARMINGTON AVE	BRISTOL	CT
934	89 ENFIELD STREET	ENFIELD	CT
955	48 BERLIN ROAD	CROMWELL	CT
1213	240 BUCKLAND ST	MANCHESTER	CT
1229	SOPHIA’S PLAZA, RTS 140&5	EAST WINDSOR	CT
1244	1040 BOSTON POST ROAD	MILFORD	CT
1251	230 NEW BRITAIN AVENUE	PLAINVILLE	CT
9

331	70 CENTRAL STREET	FOXBORO	MA
443	P.O. BOX 402	STURBRIDGE	MA
496	PO BOX 698	LENOX	MA
538	1536 MAIN STREET	MEDFIELD	MA
689	MARIANNO S. BISHOP BLVD	FALL RIVER	MA
845	560 ARSENAL ST	WATERTOWN	MA
859	18 PEARSON BLVD	GARDNER	MA
896	777 BROADWAY	SAUGUS	MA
1027	146 CHURCH STREET	PEMBROKE	MA
1203	2 DAVIS STRAITS RD	FALMOUTH	MA
10

1065	210 MAINE MALL ROAD	SO PORTLAND	ME
1224	373 MAIN ST	WATERVILLE	ME
1242	789 ROOSEVELT TRAIL	WINDHAM	ME
3

283	804 MAIN STREET	TOMS RIVER	NJ
343	114 COUNTY ROAD	TENAFLY	NJ
752	505 ROUTE 130	CINNAMINSON	NJ
771	1230 HIGHWAY 35	MIDDLETOWN	NJ

RESTAURANT #	PROPERTY ADDRESS	CITY	STATE
918	451 N HURFFVILLE ROAD	DEPTFORD	NJ
5

774	17505 EAST BAGLEY RD	MIDDLEBURG HEIGHTS	OH
777	2345 E DUBLIN-GRANVILLE-RT161	COLUMBUS	OH
1041	27751 CHARDON ROAD	WILLOUGHBY HILLS	OH
3

362	897 WEST TRENTON AVENUE	MORRISVILLE	PA
776	ROOSEVELT AVE & RED LION RD	PHILADELPHIA	PA
1058	717 EAST MAIN ST	PALMYRA	PA
1236	5360 LINCOLN HIGHWAY	GAP	PA
1237	1701 QUENTIN RD	LEBANON	PA
4005	706 NO. BLAKELY STREET	DUNMORE	PA
6

672	1177 RESERVOIR AVE	CRANSTON	RI
885	1883 MINERAL SPRING AVENUE	N PROVIDENCE	RI
1017	45 NEWPORT AVENUE	PAWTUCKET	RI
3

617	P.O. BOX 1093, DEPOT STA. RTE. 30	MANCHESTER	VT
874	RFD # 5 BOX 148A	BRATTLEBORO	VT
1082	310 WILLISTON ROAD	WILLISTON	VT
3

	CORPORATE HEADQUARTERS		MA
1

TOTALS

SCHEDULE 1(c)

Encumbered Properties

Store #	ADDRESS*
73	1946 Wilbraham Rd., Springfield, MA
62	519 N. Main St., Palmer, MA
162	435 Speedwell Ave., Morris Plains, NJ
206	415 Washington St., Weymouth, MA
211	441 Hillsdale Ave., Hillsdale, NJ
214	96 E. Main St., Westboro, MA
227	511 Main St., Stoneham, MA
231	445 Main St., RT #117, Mt. Kisco, NY
236	741 Brick Blvd., Bricktown, NJ
237	1243 Broad St., Bloomfield, NJ
241	247 Saratoga Rd., Glenville, NY
242	2944 Main St., Glastonbury, CT
244	1206 River Rd., Fairlawn, NJ
302	1229 South Willow St., Manchester, NH
337	300 South St., Bennington, VT
342	1835 Farmington Ave., Unionville, CT
376	81 Wolf Rd., Albany, NY
399	195 Godwin Ave., Midland Park, NJ
406	1549 North Broad St., Lansdale, PA
421	708 Belmont St., Brockton, MA
437	1655 Columbia Ave. Lancaster, PA
438	380 West Street Rd., Warminster, PA
516	1985 Washington St., Hanover, MA
520	1021 Main St., South Weymouth, MA
548	400 North Park Ave., Wyomissing, PA
595	166 West Street, Keene, NH
647	2150 Lincoln Highway, E., Lancaster, PA
655	77 South Main St., Rochester, NH
664	304 Mountain Ave., Hackettstown, NJ
725	Andover St., Peabody, MA
728	55 Sumner Ave., Springfield, MA
745	544 Reidville Dr., Waterbury, CT
794	140 Franklin St., Westerly, RI
812	199 Spencer St., Manchester, CT
814	748 G.A.R. Highway-Rts., Swansea, MA
818	Colonial Heights-2960 Blvd, VA
825	Route #16, North Conway, NH
832	1811 Boston Rd., Springfield, MA
863	360 route 211 East, Middletown, NY
870	841 Dalton Ave., Pittsfield, MA
873	1180 Union Ave, Laconia, NH
946	2 Stoneleigh Ave., Carmel, NY
982	445 SteiinWehr Ave., Gettsburg, PA
1232	10 Washington St., Attleboro, MA
4225	81 Newtown Rd., Danbury, CT
45	Sale-Leasebacks

The sale-Leaseback list may be increased by one or more of the properties on Schedule 1.D.

Store #	Address	City	State
3	697 Southbridge St.	Auburn	MA
25	562 N. Main St.	East Longmeadow	MA
31	240 Stockbridge Rd.	Great Barrington	MA
41	109 Housatonic St.	Lee	MA
53	221 State Rd.	North Adams	MA
57	620 W. Main St.	Norwich	CT
105	368 Federal St.	Greenfield	MA
154	966 Grafton St.	Worcester	MA
155	213 Independence Ave.	Quincy	MA
172	1745 Northampton St	Holyoke	MA
175	1463 Raritan Rd.	Clark	NJ
183	661 Upper Glen St.	Glens Falls	NY
189	1671 Western Ave.	Albany	NY
192	255 Broadway	Methuen	MA
204	270 Delaware Ave.	Elsmere	NY
228	105 W. Town St.	Norwich	CT
238	173 Chestnut St.	Needham	MA
263	471 Sabattus Street	Lewiston	ME
268	462 E. Main St.	Torrington	CT
275	631 South Dartmouth St.	South Dartmouth	MA
315	580 Park Ave	Worcester	MA
332	111 Main St.	Fishkill	NY
333	9 Troy Rd.	East Greenbush	NY
369	630 Washington St.	Stoughton	MA
315	580 Park Ave	Worcester	MA
403	403-409 Washington Ave.	Kingston	NY
433	203 N. Main St.	Concord	NH
462	43 Lancaster Ave.	Frazer	PA
465	1901 W Main St	Troy	OH
514	699 Hancock St.	Wollaston	MA
565	524 Pleasant St.	Attleboro	MA
571	204 E Broad St	Elyria	OH
581	435 Livingston St.	Norwood	NJ
588	808 Coshocton Ave	Mount Vernon	OH
632	564 W National Rd	Vandalia	OH
641	9165 Ridge Pike	Philadelphia	PA
642	6400 York Rd	Parma Heights	OH
671	1803 Richmond Rd.	Williamsburg	VA
690	550 Middlesex Ave.	Metuchen	NJ
706	288 S. Main St	Rutland	VT
723	737 New Loudon Rd.	Latham	NY
724	427 Rt. 44	Raynham	MA
731	438 Route 28	West Yarmouth	MA
736	1090 Iyanough Rd.	Hyannis	MA
737	4010 Jonestown Rd.	Harrisburg	PA
743	10 Canal RSt (Buzzards Bay)	Bourne	MA
754	3921 Medina Rd	Akron	OH
760	4490 Everhard Rd	North Canton	OH
784	1502 Reynolds Rd	Maumee	OH
788	2 Corporate Dr.	Windsor Locks	CT
790	200 Mohawk Trail	Greenfield	MA

809	10601 Patterson Ave.	Richmond	VA
810	5220 Brook Rd.	Richmond	VA
815	24 Monument Square	Leominster	MA
816	529 Memorial Dr.	Chicopee	MA
822	RT. #9W 1354 Ulster Ave.	Kingston	NY
824	168 Easton Rd.	Horsham	PA
830	1160 Main St.	Haverhill	MA
846	81 Central Dr	Plattsburgh	NY
847	1094 Riverdale St.	West Springfield	MA
854	1700 Burrstone Rd.	New Hartford	NY
868	815 Route 146	Clifton Park	NY
869	2520 W. Hundred Rd.	Chester	VA
900	1060 Page Blvd.	Springfield	MA
904	60 Nott Terrace	Schenectady	NY
945	871 Central Ave.	Dover	NH
959	3281 Dayton Xenia Rd	Beaver Creek	OH
962	2934 S Arlington Rd	Akron	OH
967	2456 Lafayette Rd.	Portsmouth	NH
995	1151 Fall River Avenue	Seekonk	MA
1003	147 Loudon Rd	Concord	NH
1016	95 Main St.	Ware	MA
1053	981 Rt. 37 West	Toms River	NJ
1059	3201 State Highway 35	Hazlet	NJ
1235	13800 Fribble Way	Midlothian	VA
75	Mortgaged

SCHEDULE 1(d)

Excess Properties

Store #	ADDRESS*

37	313 W. Housatonic St., Pittsfield, MA
60	247 Broadway, Taunton, MA
97	1405 Main Street, Wilamantic, CT
329	52 W. Main St., Clinton, CT
800	1261 Westfield St., W. Springfield, MA.
925	340 Sawmill Rd., West Haven, CT.

6	Excess Properties

SCHEDULE 1(e)

Non-Encumbered Properties

UNENCUMBERED PROPERTIES

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00022	757 Providence Pike	Dedham	MA	02026	NORFOLK	REST
00028	464 John Fitch Highway	Fitchburg	MA	01420	WORCESTER	REST
00083	White City Shopping Center	Shrewsbury	MA	01545	WORCESTER	REST
00085	Northgate Shopping Center	Revere	MA	02151	SUFFOLK	REST
00087	133 East Main Street	Webster	MA	01570	WORCESTER	REST
00090	431 East Main Street	Westfield	MA	01085	HAMPDEN	REST
00091	1045 Silas Deane Highway	Wethersfield	CT	06109	HARTFORD	REST
00102	Salem Plaza	Salem	NH	03079	ROCKINGHAM	REST
00126	361 Central Street	Hartsdale	NY	10530	WESTCHESTER	REST
00132	Colonie Shopping Center	Colonie	NY	12205	ALBANY	REST
00152	477 Tuckahoe Road	Yonkers	NY	10710	WESTCHESTER	REST
00156	4545 North Main Street	Bridgeport	CT	06606	FAIRFIELD	REST
00161	866 North Main Street	Randolph	MA	02368	NORFOLK	REST
00180	20 Boston Road	Chelmsford	MA	01824	MIDDLESEX	REST
00190	Searstown Shopping Center	Leominster	MA	01453	WORCESTER	REST
00194	632 Bloomfield Avenue	West Caldwell	NJ	07006	ESSEX	REST
00215	956 North Colony Road	Wallingford	CT	06492	NEW HAVEN	REST
00234	357 Main Street	Southbridge	MA	01550	WORCESTER	REST
00281	139 North Dartmouth Mall	North Dartmouth	MA	02747	BRISTOL	REST
00284	170 Bath Road	Brunswick	ME	04011	CUMBERLAND	REST
00286	192 Madison Avenue	Convent Station	NJ	07961	MORRIS	REST
00320	Hanover Mall	Hanover	MA	02339	PLYMOUTH	REST
00371	510 Boston Road	Billerica	MA	01821	MIDDLESEX	REST
00391	Westmont Plaza	Westmont	NJ	08108	CAMDEN	REST
00392	1001 Whitehorse-Mercervil	Trenton	NJ	08610	MERCER	REST
00402	27 Temple Street	Framingham	MA	01701	MIDDLESEX	REST
00408	387 Massachusetts Avenue	Acton	MA	01720	MIDDLESEX	REST
00439	1983 Commerce Street Heights	Yorktown	NY	10598	WESTCHESTER	REST
00457	Eastchester Mall	Scarsdale	NY	10583	WESTCHESTER	REST
00489	1250 Baltimore Pike	Springfield	PA	19064	DELAWARE	REST
00559	300 North Almonesson Avenue	Deptford	NJ	08096	GLOUCESTER	REST
00560	Monmouth Mall	Eatontown	NJ	07724	MONMOUTH	REST
00563	11 Main Street	West Harwich	MA	02671	BARNSTABLE	REST
00567	188 Quaker Bridge Mall	Lawrenceville	NJ	08648	MERCER	REST
00576	106 Neshaminy Mall	Cornwells	PA	19020	BUCKS	REST
00616	699 Ocean County Mall	Toms River	NJ	08753	OCEAN	REST
00693	325 Pennsylvania Avenue	Fort Washington	PA	19034	MONTGOMERY	REST
00710	8040 West Broad Street	Richmond	VA	23229	HENRICO	REST
00711	1060 Waltham Street	Lexington	MA	02173	MIDDLESEX	REST
00712	1184 Shelburne Road	South Burlington	VT	05401	CHITTENDEN	REST
00720	Town Square Mall	Rockaway	NJ	07866	MORRIS	REST
00727	1462 East Lincoln Highway	Langhorne	PA	19047	BUCKS	REST
00735	Holyoke Mall	Holyoke	MA	01040	HAMPDEN	REST
00742	Newburgh Mall	Newburgh	NY	12550	ORANGE	REST
00747	3850 Mystic Valley Parkway	Medford	MA	02155	MIDDLESEX	REST

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00748	3000 Lycoming Mall Circle	Pennsdale	PA	17756	LYCOMING	REST
00753	1200 Carlisle Street	Hanover	PA	17331	YORK	REST
00756	1000 Reese Avenue	Hershey	PA	17033	DAUPHIN	REST
00789	1210 Hooper Avenue	Tom’s River	NJ	08753	OCEAN	REST
00781	160 North Gulph Road	King of Prussia	PA	19406	MONTGOMERY	REST
00782	1300 Ulster Avenue ML-HUD	Kingston	NY	12401	ULSTER	REST
00797	6226 West Manchester Mall	York	PA	17404	YORK	REST
00799	1100 North Delsea Drive	Glassboro	NJ	08028	GLOUCESTER	REST
00807	11603 Midlothian Turnpike	Midlothian	VA	23113	CHESTERFIELD	REST
00818	2960 Boulevard	Colonial Heights	VA	23834	COLONIAL H	REST
00823	820 Central Avenue	Albany	NY	12206	ALBANY	REST
00841	120 Washington Avenue Ext	Albany	NY	12203	ALBANY	REST
00842	44 Aviation Road	Glens Falls	NY	12801	WARREN	REST
00848	800 East Main Street	Meriden	CT	06450	NEW HAVEN	REST
00850	1098 Mantua Pike	Wenonah	NJ	08090	GLOUCESTER	REST
00852	307 State Road	North Dartmouth	MA	02747	BRISTOL	REST
00861	2546 South Road	Poughkeepsie	NY	12601	DUTCHESS	REST
00864	423 Loucks Road	York	PA	17404	YORK	REST
00876	697 Troy-Schenectady Road	Latham	NY	12110	ALBANY	REST
00883	248 North Comrie Avenue	Johnstown	NY	12095	FULTON	REST
00898	2369 Street Road	Bensalem	PA	19020	BUCKS	REST
00916	408 Queen Street	Southington	CT	06489	HARTFORD	REST
00930	247 Greenmanville Avenue	Mystic	CT	06355	NEW LONDON	REST
00947	642 Chandler Street	Worcester	MA	01602	WORCESTER	REST
00952	15 North Airmont Road	Suffern	NY	10901	ROCKLAND	REST
00963	Route 724 & 100 Bypass	Pottstown	PA	19464	MONTGOMERY	REST
00991	1145 West Baltimore Pike	Media	PA	19063	DELAWARE	REST
01000	4753 South Kirkman Road	Orlando	FL	32811	ORANGE	REST
01006	31 Matthews Street	Goshen	NY	10924	ORANGE	REST
01008	Troy Plaza – Hoosick Street	Troy	NY	12180	RENSSELAER	REST
01011	85 Seymour Street	Hartford	CT	06106	HARTFORD	REST
01046	21 Southampton Road	Westfield	MA	01085	HAMPDEN	REST
01050	Route 12A	West Lebanon	NH	03784	GRAFTON	REST
01086	2 Campbell Road – P.O. 604	Schenectady	NY	12306	SCHENECTADY	REST
01202	3125 Market Street	Camp Hill	PA	17011	CUMBERLAND	REST
01214	3710 Route 9 Raceway Mall	Freehold	NJ	07228	MONMOUTH	REST
01215	1245 Worcester Street	Natick	MA	01760	MIDDLESEX	REST
01216	194 Buckland Hills Drive	Manchester	CT	06040	HARTFORD	REST
01217	40 Bedford Road	Middleboro	MA	02346	PLYMOUTH	REST
01226	1 Dorset Street	South Burlington	VT	05403	CHITTENDEN	REST
01227	Susquehanna Mall Routes 1	Selinsgrove	PA	17870	SNYDER	REST
01228	505 Montpelier Rd.	Berlin	VT	05641	WASHINGTON	REST
01234	3420 Berlin Turnpike	Newington	CT	06111	HARTFORD	REST
01241	253 High Street	Ellsworth	ME	04605	HANCOCK	REST
01247	2102 Mt. Holly Road	Burlington	NJ	08016	BURLINGTON	REST
01248	936 Walnut Bottom Road	Carlisle	PA	17013	CUMBERLAND	REST
01249	600 Mountainview Drive	Colchester	VT	05446	CHITTENDEN	REST
01254	Route 140	Wrentham	MA		NORFOLK	REST
04002	Northern Blvd Rts 6 & 11	Clarks Summit	PA	18411	LACKAWANNA	REST
04004	Route 309 & 415	Dallas	PA	18612	LUZERNE	REST
04007	310 Red Roof Road	Danville	PA	17821	MONTOUR	REST
04010	2811 Cottman Avenue	Philadelphia	PA	19149	PHILADELPHIA	REST

04101	Shopping Plaza	Springfield	VT	05156	WINDSOR	REST
04108	463 West Street Plaza	Keene	NH	03431	CHESHIRE	REST
04122	1300 Altamont Avenue	Schenectady	NY	12303	SCHENECTADY	REST
04123	2303 Nott Street East	Niskayuna	NY	12309	SCHENECTADY	REST
04125	68 Congress Street	Saratoga Springs	NY	12866	SARATOGA	REST
04214	13 South Main Street	West Hartford	CT	06107	HARTFORD	REST
04220	130 Rubber Ave.	Naugatuck	CT	06770	NEW HAVEN	REST
04238	851 Washington Street	Middletown	CT	06457	MIDDLESEX	REST
04239	347 West Main Street	Avon	CT	06001	HARTFORD	REST

SCHEDULE 1(f)

Permitted Units:

RESTAURANT PROPERTIES:

#0484 Rocky Point, NY
#0295 Rochester, NY
#0230 New London, CT
#0805 Burlington, NJ
#1048 Niagara Falls, NY
#1042 Bristol, CT
#0016 Brockton, MA
#0891 Mamaroneck, NY
#0913 New Windsor, NY
#0220 Stoughton, MA
#0076 Brockton, MA
#0480 Elmira, NY
#0233 Ludlow, MA	Sale/Leaseback to Adjacent Landowner
#0030 Westfield, MA
#0151 Somerset, MA
#0232 New Britain, CT
#0579 North Syracuse, NY
#0722 Hadley, MA
#4221 Waterbury, CT

NON-RESTAURANT PROPERTIES:

Wilbraham, Stony Hill Road	Under Contract
Wilbraham, Hilltop Park Road	Under Contract
Troy, OH Surplus Land
Wilbraham, Verge St.

SCHEDULE 1(g)

Units

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00001	19 Springfield Street	Agawam	MA	01001	HAMPDEN	REST
00003	697 Southbridge Street	Auburn	MA	01501	WORCESTER	REST
00022	757 Providence Pike	Dedham	MA	02026	NORFOLK	REST
00024	Eastbound Frontage Road	East Haven	CT	06512	NEW HAVEN	REST
00025	562 North Main Street	E Longmeadow	MA	01028	HAMPDEN	REST
00028	464 John Fitch Highway	Fitchburg	MA	01420	WORCESTER	REST
00031	240 Stockbridge Road	Great Barrington	MA	01230	BERKSHIRE	REST
00037	313 West Housatonic Street	Pittsfield	MA	01202	BERKSHIRE	REST
00041	145 Housatonic Street	Lee	MA	01238	BERKSHIRE	REST
00043	451 Lincoln Street	Worcester	MA	01605	WORCESTER	REST
00045	1420 Main Street	Worcester	MA	01603	WORCESTER	REST
00053	221 State Road	North Adams	MA	01247	BERKSHIRE	REST
00057	620 West Main Street	Norwich	CT	06360	NEW LONDON	REST
00060	247 Broadway	Taunton	MA	02780	BRISTOL	REST
00062	1519 North Main Street	Palmer	MA	01069	HAMPDEN	REST
00073	1946 Wilbraham Road	Springfield	MA	01129	HAMPDEN	REST
00083	White City Shopping Center	Shrewsbury	MA	01545	WORCESTER	REST
00085	Northgate Shopping Center	Revere	MA	02151	SUFFOLK	REST
00087	133 East Main Street	Webster	MA	01570	WORCESTER	REST
00090	431 East Main Street	Westfield	MA	01085	HAMPDEN	REST
00091	1045 Silas Deane Highway	Wethersfield	CT	06109	HARTFORD	REST
00092	306 West Boylston Street	West Boylston	MA	01583	WORCESTER	REST
00094	141 Church Street	Whitinsville	MA	01588	WORCESTER	REST
00097	1405 Main Street	Willimantic	CT	06226	WINDHAM	REST
00102	Salem Plaza	Salem	NH	03079	ROCKINGHAM	REST
00105	368 Federal Street	Greenfield	MA	01301	FRANKLIN	REST
00106	489 Newton Street	South Hadley	MA	01075	HAMPSHIRE	REST
00116	6 Sarahs Way	Fairhaven	MA	02719	BRISTOL	REST
00118	411 East Street	Chicopee Falls	MA	01020	HAMPDEN	REST
00126	361 Central Street	Hartsdale	NY	10530	WESTCHESTER	REST
00130	457 Boston Post Road	Sudbury	MA	01776	MIDDLESEX	REST
00132	Colonie Shopping Center	Colonie	NY	12205	ALBANY	REST
00152	477 Tuckahoe Road	Yonkers	NY	10710	WESTCHESTER	REST
00154	966 Grafton Street	Worcester	MA	01604	WORCESTER	REST
00155	213 Independence Avenue	Quincy	MA	02169	NORFOLK	REST
00156	4545 North Main Street	Bridgeport	CT	06606	FAIRFIELD	REST
00161	866 North Main Street	Randolph	MA	02368	NORFOLK	REST
00162	435 Speedwell Avenue	Morris Plains	NJ	07950	MORRIS	REST
00172	1745 Northampton Street	Holyoke	MA	01040	HAMPDEN	REST
00175	1463 Raritan Road	Clark	NJ	07066	UNION	REST
00180	20 Boston Road	Chelmsford	MA	01824	MIDDLESEX	REST
00183	661 Upper Glen Street	Glens Fall	NY	12801	WARREN	REST
00189	1671 Western Avenue	Albany	NY	12203	ALBANY	REST
00190	Searstown Shopping Center	Leominster	MA	01453	WORCESTER	REST
00192	255 Broadway	Methuen	MA	01844	ESSEX	REST
00194	632 Bloomfield Avenue	West Caldwell	NJ	07006	ESSEX	REST

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00198	156 Main Avenue	Passaic	NJ	07055	PASSAIC	REST
00204	270 Delaware Avenue	Elsmere	NY	12054	ALBANY	REST
00206	415 Washington Street	Weymouth	MA	02188	NORFOLK	REST
00211	441 Hillsdale Avenue	Hillsdale	NJ	07642	BERGEN	REST
00214	96 Turnpike Road	Westboro	MA	01581	WORCESTER	REST
00215	956 North Colony Road	Wallingford	CT	06492	NEW HAVEN	REST
00227	611 Main Street	Stoneham	MA	02180	MIDDLESEX	REST
00228	105 West Town Street	Norwich	CT	06360	NEW LONDON	REST
00231	445 Main Street	Mount Kisco	NY	10549	WESTCHESTER	REST
00233	471 Center Street	Ludlow	MA	01056	HAMPDEN	REST
00234	357 Main Street	Southbridge	MA	01550	WORCESTER	REST
00236	741 Brick Boulevard	Bricktown	NJ	08723	OCEAN	REST
00237	1243 Broad Street	Bloomfield	NJ	07003	ESSEX	REST
00238	173 Chestnut Street	Needham	MA	02192	NORFOLK	REST
00241	247 Saratoga Road	Glenville	NY	12302	SCHENECTADY	REST
00242	2944 Main Street	Glastonbury	CT	06033	HARTFORD	REST
00243	15 Sandwich Street	Plymouth	MA	02360	PLYMOUTH	REST
00244	1206 River Road	Fairlawn	NJ	07410	BERGEN	REST
00260	2080 Warwick Avenue	Warwick	RI	02889	KENT	REST
00268	462 East Main Street	Torrington	CT	06790	LITCHFIELD	REST
00275	631 South Dartmouth Street	South Dartmouth	MA	02748	BRISTOL	REST
00276	471 Sabattus Street	Lewiston	ME	04240	ANDROSCOGG	REST
00283	804 Main Street	Toms River	NJ	08753	OCEAN	REST
00284	170 Bath Road	Brunswick	ME	04011	CUMBERLAND	REST
00286	192 Madison Avenue	Convent Station	NJ	07961	MORRIS	REST
00302	1229 South Willow Street	Manchester	NH	03103	HILLSBOROUGH	REST
00310	1060 Main Street	Holden	MA	01520	WORCESTER	REST
00315	580 Park Avenue	Worcester	MA	01603	WORCESTER	REST
00320	Hanover Mall	Hanover	MA	02339	PLYMOUTH	REST
00328	192 Woodbridge Center	Woodbridge	NJ	07095	MIDDLESEX	REST
00329	62 W. Main Street	Clinton	CT	06413	MIDDLESEX	REST
00331	70 Central Street	Foxboro	MA	02035	NORFOLK	REST
00332	111 Main Street	Fishkill	NY	12524	DUTCHESS	REST
00333	9 Troy Road	East Greenbush	NY	12061	RENSSELAER	REST
00337	300 South Street	Bennington	VT	05201	BENNINGTON	REST
00342	1835 Farmington Avenue	Unionville	CT	06085	HARTFORD	REST
00343	114 County Road	Tenafly	NJ	07670	BERGEN	REST
00359	575 Pompton Turnpike	Pompton Plains	NJ	07444	MORRIS	REST
00362	897 West Trenton Avenue	Morrisville	PA	19067	BUCKS	REST
00369	630 Washington Street	Stoughton	MA	02072	NORFOLK	REST
00371	510 Boston Road	Billerica	MA	01821	MIDDLESEX	REST
00376	81 Wolf Road	Albany	NY	12205	ALBANY	REST
00379	232 West Main Street	Moorestown	NJ	08057	BURLINGTON	REST
00382	460 North Main Street	Doylestown	PA	18901	BUCKS	REST
00387	759 Main Street	Tewksbury	MA	01876	MIDDLESEX	REST
00391	Westmont Plaza	Westmont	NJ	08108	CAMDEN	REST
00392	1001 Whitehorse-Mercervil	Trenton	NJ	08610	MERCER	REST
00399	195 Godwin Avenue	Midland Park	NJ	07432	BERGEN	REST
00402	27 Temple Street	Framingham	MA	01701	MIDDLESEX	REST
00403	403-409 Washington Avenue	Kingston	NY	12401	ULSTER	REST
00406	1649 North Broad Street	Lansdale	PA	19446	MONTGOMERY	REST
00408	387 Massachusetts Avenue	Acton	MA	01720	MIDDLESEX	REST

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00421	708 Belmont Street	Brockton	MA	02301	PLYMOUTH	REST
00433	203 North Main Street	Concord	NH	03301	MERRIMACK	REST
00437	1655 Columbia Avenue	Lancaster	PA	17603	LANCASTER	REST
00438	380 West Street Road	Warminster	PA	18974	BUCKS	REST
00439	1983 Commerce Street	Yorktown Heights	NY	10598	WESTCHESTER	REST
00443	P.O. Box 402	Sturbridge	MA	01566	WORCESTER	REST
00457	Eastchester Mall	Scarsdale	NY	10583	WESTCHESTER	REST
00462	43 Lancaster Pike	Frazer	PA	19355	CHESTER	REST
00470	275 Boston Post Road	Darien	CT	06820	FAIRFIELD	REST
00489	1250 Baltimore Pike	Springfield	PA	19064	DELAWARE	REST
00496	PO Box 698	Lenox	MA	01240	BERKSHIRE	REST
00514	699 Hancock Street	Wollaston	MA	02170	NORFOLK	REST
00516	1985 Washington Street	Hanover	MA	02339	PLYMOUTH	REST
00520	1021 Main Street	South Weymouth	MA	02190	NORFOLK	REST
00536	72 Portsmouth Avenue	Exeter	NH	03833	ROCKINGHAM	REST
00538	536 Main Street	Medfield	MA	02052	NORFOLK	REST
00559	300 North Almonesson Avenue	Deptford	NJ	08096	GLOUCESTER	REST
00560	Monmouth Mall	Eatontown	NJ	07724	MONMOUTH	REST
00563	11 Main Street	West Harwich	MA	02671	BARNSTABLE	REST
00565	524 Pleasant Street	Attleboro	MA	02703	BRISTOL	REST
00566	2895-A Cranberry Highway,	East Wareham	MA	02538	PLYMOUTH	REST
00567	188 Quaker Bridge Mall	Lawrenceville	NJ	08648	MERCER	REST
00576	106 Neshaminy Mall	Cornwells	PA	19020	BUCKS	REST
00585	961 Boston Post Road	Guilford	CT	06437	NEW HAVEN	REST
00587	94 Elm Street	Enfield	CT	06082	HARTFORD	REST
00595	166 West Street	Keene	NH	03431	CHESHIRE	REST
00611	70 Broad Street	Bridgewater	MA	02324	PLYMOUTH	REST
00616	699 Ocean County Mall	Toms River	NJ	08753	OCEAN	REST
00617	351 Depot Street	Manchester	VT	05254	BENNINGTON	REST
00635	108 Morristown Road	Bernardsville	NJ	07924	SOMERSET	REST
00641	9165 Ridge Pike	Philadelphia	PA	19128	PHILADELPHIA	REST
00647	2150 Lincoln Highway East	Lancaster	PA	17602	LANCASTER	REST
00655	77 South Main Street	Rochester	NH	03867	STRAFFORD	REST
00664	304 Mountain Avenue	Hackettstown	NJ	07840	WARREN	REST
00671	1803 Richmond Road	Williamsburg	VA	23185	YORK	REST
00672	1177 Reservoir Avenue	Cranston	RI	02920	PROVIDENCE	REST
00689	Marianno S. Bishop Boulevard	Fall River	MA	02722	BRISTOL	REST
00690	550 Middlesex Avenue	Metuchen	NJ	08840	MIDDLESEX	REST
00693	325 Pennsylvania Avenue	Fort Washington	PA	19034	MONTGOMERY	REST
00706	South Main Street	Rutland	VT	05701	RUTLAND	REST
00710	8040 West Broad Street	Richmond	VA	23229	HENRICO	REST
00711	1060 Waltham Street	Lexington	MA	02173	MIDDLESEX	REST
00712	1184 Shelburne Road	South Burlington	VT	05401	CHITTENDEN	REST
00720	Town Square Mall	Rockaway	NJ	07866	MORRIS	REST
00723	737 New Loudon Road	Latham	NY	12110	ALBANY	REST
00724	427 Route 44	Raynham	MA	02767	BRISTOL	REST
00725	250 Andover Street	Peabody	MA	01960	ESSEX	REST
00727	1462 East Lincoln Highway	Langhorne	PA	19047	BUCKS	REST
00728	65 Sumner Avenue	Springfield	MA	01108	HAMPDEN	REST
00729	103 Talcottville Road	Vernon	CT	06066	TOLLAND	REST
00731	438 Route 28	West Yarmouth	MA	02673	BARNSTABLE	REST
00733	1469 Providence Highway	Norwood	MA	02062	NORFOLK	REST

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00735	Holyoke Mall	Holyoke	MA	01040	HAMPDEN	REST
00736	1090 Iyanough Road	Hyannis	MA	02601	BARNSTABLE	REST
00737	4010 Jonestown Road	Harrisburg	PA	17109	DAUPHIN	REST
00742	Newburgh Mall	Newburgh	NY	12550	ORANGE	REST
00743	10 Canal Street-Buzzards	Bourne	MA	02532	BARNSTABLE	REST
00744	27 Airport Square	North Wales	PA	19454	MONTGOMERY	REST
00745	544 Reidville Drive	Waterbury	CT	06705	NEW HAVEN	REST
00747	3850 Mystic Valley Parkway	Medford	MA	02155	MIDDLESEX	REST
00748	3000 Lycoming Mall Circle	Pennsdale	PA	17756	LYCOMING	REST
00752	505 Route 130	Cinnaminson	NJ	08077	BURLINGTON	REST
00753	1200 Carlisle Street	Hanover	PA	17331	YORK	REST
00756	1000 Reese Avenue	Hershey	PA	17033	DAUPHIN	REST
00759	497 Farmington Avenue	Bristol	CT	06010	HARTFORD	REST
00771	1230 Highway 35	Middletown	NJ	07748	MONMOUTH	REST
00776	11291 Roosevelt Blvd. & R	Philadelphia	PA	19154	PHILADELPHIA	REST
00781	160 North Gulph Road	King of Prussia	PA	19406	MONTGOMERY	REST
00782	1300 Ulster Avenue ML-HUD	Kingston	NY	12401	ULSTER	REST
00788	2 Corporate Drive	Windsor Locks	CT	06096	HARTFORD	REST
00789	1210 Hooper Avenue	Toms River	NJ	08753	OCEAN	REST
00790	200 Mohawk Trail	Greenfield	MA	01301	FRANKLIN	REST
00794	140 Franklin Street	Westerly	RI	02891	WASHINGTON	REST
00797	6226 West Manchester Mall	York	PA	17404	YORK	REST
00799	1100 North Delsea Drive	Glassboro	NJ	08028	GLOUCESTER	REST
00800	1261 Westfield Street	West Springfield	MA	01089	HAMPDEN	REST
00807	11603 Midlothian Turnpike	Midlothian	VA	23113	CHESTERFIELD	REST
00809	10601 Patterson Avenue	Richmond	VA	23233	HENRICO	REST
00810	5220 Brook Road	Richmond	VA	23227	HENRICO	REST
00812	199 Spencer Street	Manchester	CT	06040	HARTFORD	REST
00814	748 G.A.R. Highway	Swansea	MA	02777	BRISTOL	REST
00815	24 Monument Square	Leominster	MA	01453	WORCESTER	REST
00816	529 Memorial Drive	Chicopee	MA	01020	HAMPDEN	REST
00818	2960 Boulevard	Colonial Heights	VA	23834	COLONIAL H	REST
00822	Route 9W	Kingston	NY	12401	ULSTER	REST
00823	820 Central Avenue	Albany	NY	12206	ALBANY	REST
00824	168 Easton Road	Horsham	PA	19044	MONTGOMERY	REST
00825	PO Box 3005	North Conway	NH	03860	CARROLL	REST
00830	1160 Main Street	Haverhill	MA	01830	ESSEX	REST
00832	1811 Boston Road	Springfield	MA	01129	HAMPDEN	REST
00834	1235 Hamburg Turnpike	Wayne	NJ	07470	PASSAIC	REST
00841	120 Washington Avenue Ext	Albany	NY	12203	ALBANY	REST
00842	44 Aviation Road	Glens Falls	NY	12801	WARREN	REST
00845	560 Arsenal Street	Watertown	MA	02172	MIDDLESEX	REST
00846	473 State Route 3	Plattsburgh	NY	12901	CLINTON	REST
00847	1094 Riverdale Road	West Springfield	MA	01089	HAMPDEN	REST
00848	800 East Main Street	Meriden	CT	06450	NEW HAVEN	REST
00850	1098 Mantua Pike	Wenonah	NJ	08090	GLOUCESTER	REST
00852	307 State Road	North Dartmouth	MA	02747	BRISTOL	REST
00853	343A Great Road	Bedford	MA	01730	MIDDLESEX	REST
00859	18 Pearson Boulevard	Gardner	MA	01440	WORCESTER	REST
00861	2546 South Road	Poughkeepsie	NY	12601	DUTCHESS	REST
00863	364 Route 211	Middletown	NY	10940	ORANGE	REST
00864	423 Loucks Road	York	PA	17404	YORK	REST

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00868	815 Route 146	Clifton Park	NY	12065	SARATOGA	REST
00869	2520 West Hundred Road	Chester	VA	23831	CHESTERFIELD	REST
00870	841 Dalton Avenue	Pittsfield	MA	01201	BERKSHIRE	REST
00873	1160 Union Avenue	Laconia	NH	03246	BELKNAP	REST
00874	RFD #5 – Box 148A	Brattleboro	VT	05301	WINDHAM	REST
00876	697 Troy-Schenectady Road	Latham	NY	12110	ALBANY	REST
00883	248 North Comrie Avenue	Johnstown	NY	12095	FULTON	REST
00885	1883 Mineral Spring Avenue	North Providence	RI	02904	PROVIDENCE	REST
00887	222 Winthrop Avenue	Lawrence	MA	01843	ESSEX	REST
00896	777 Broadway	Saugus	MA	01906	ESSEX	REST
00897	150 W. Germantown Pike	Norristown	PA	19401	MONTGOMERY	REST
00898	2369 Street Road	Bensalem	PA	19020	BUCKS	REST
00900	1060 Page Boulevard	Springfield	MA	01104	HAMPDEN	REST
00904	60 Nott Terrace	Schenectady	NY	12308	SCHENECTADY	REST
00916	408 Queen Street	Southington	CT	06489	HARTFORD	REST
00918	12120 Hurffville Road	Deptford	NJ	08096	CLOUCHESTER	REST
00922	1232 Storrs Road	Storrs	CT	06268	TOLLAND	REST
00925	340 Saw Mill Road	West Haven	CT	06516	NEW HAVEN	REST
00927	778 Kidder Street	Wilkes/Barre	PA	18702	LUZERNE	REST
00930	247 Greenmanville Avenue	Mystic	CT	06355	NEW LONDON	REST
00934	89 Enfield Street	Enfield	CT	06082	HARTFORD	REST
00945	871 Central Avenue	Dover	NH	03820	STRAFFORD	REST
00946	2 Stoneleigh Avenue	Carmel	NY	10512	PUTNAM	REST
00947	642 Chandler Street	Worcester	MA	01602	WORCESTER	REST
00952	15 North Airmont Road	Suffem	NY	10901	ROCKLAND	REST
00955	48 Berlin Road	Cromwell	CT	06416	MIDDLESEX	REST
00963	Route 724 & 100 Bypass	Pottstown	PA	19464	MONTGOMERY	REST
00967	2456 Lafayette Road	Portsmouth	NH	03801	ROCKINGHAM	REST
00982	445 Steinwehr Avenue	Gettysburg	PA	17325	ADAMS	REST
00991	1145 West Baltimore Pike	Media	PA	19063	DELAWARE	REST
00995	1151 Fall River Avenue	Seekonk	MA	02771	BRISTOL	REST
01003	147 Loudon Road	Concord	NH	03301	MERRIMACK	REST
01006	31 Matthews Street	Goshen	NY	10924	ORANGE	REST
01008	Troy Plaza – Hoosick Street	Troy	NY	12180	RENSSELAER	REST
01011	85 Seymour Street	Hartford	CT	06106	HARTFORD	REST
01014	30 Leetes Island Road	Branford	CT	06405	NEW HAVEN	REST
01016	95 Main Street	Ware	MA	01082	HAMPSHIRE	REST
01017	45 Newport Avenue	Pawtucket	RI	02861	PROVIDENCE	REST
01019	48 Western Avenue	Augusta	ME	04330	KENNEBEC	REST
01027	146 Church Street	Pembroke	MA	02359	PLYMOUTH	REST
01040	149 Daniel Webster Highway	Nashua	NH	03060	HILLSBOROUGH	REST
01046	21 Southampton Road	Westfield	MA	01085	HAMPDEN	REST
01050	Route 12A	West Lebanon	NH	03784	GRAFTON	REST
01051	226 Washington Street	Gloucester	MA	01930	ESSEX	REST
01053	981 Route 37 West	Toms River	NJ	08753	OCEAN	REST
01057	1745 Easton Road	Doylestown	PA	18901	BUCKS	REST
01058	717 East Main Street	Palmyra	PA	17078	LEBANON	REST
01059	3201 State Hwy 35	Hazlet	NJ	07730	MONMOUTH	REST
01065	210 Maine Mall Road	South Portland	ME	04106	CUMBERLAND	REST
01072	111 Macy Street – Rt. 110	Amesbury	MA	01913	ESSEX	REST
01082	5876 Williston Road	Williston	VT	05495	CHITTENDEN	REST
01085	5304 Carlisle Pike	Mechanicsburg	PA	17055	CUMBERLAND	REST

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
01086	2 Campbell Road – P 0 604	Schenectady	NY	12306	SCHENECTADY	REST
01087	490 North Main Street	Leominster	MA	01453	WORCESTER	REST
01202	3125 Market Street	Camp Hill	PA	17011	CUMBERLAND	REST
01203	5 Davis Straits Road	Falmouth	MA	02540	BARNSTABLE	REST
01213	240 Buckland Street	Manchester	CT	06040	HARTFORD	REST
01214	3710 Route 9 Raceway Mall	Freehold	NJ	07728	MONMOUTH	REST
01215	1245 Worcester Street	Natick	MA	01760	MIDDLESEX	REST
01216	194 Buckland Hills Drive	Manchester	CT	06040	HARTFORD	REST
01217	40 Bedford Road	Middleboro	MA	02346	PLYMOUTH	REST
01221	147 Main Street	Freeport	ME	04032	CUMBERLAND	REST
01224	373 Main Street	Waterville	ME	04901	KENNEBEC	REST
01226	1 Dorset Street	South Burlington	VT	05403	CHITTENDEN	REST
01227	Susquehanna Mall Routes 1	Selinsgrove	PA	17870	SNYDER	REST
01228	505 Montpelier Road	Berlin	VT	05641	WASHINGTON	REST
01229	122 Prospect Hill Road	East Windsor	CT	06088	HARTFORD	REST
01232	10 Washington Street	Attleboro	MA	02703	BRISTOL	REST
01233	555 High Street	Mt. Holly	NJ	08060	BURLINGTON	REST
01234	3420 Berlin Turnpike	Newington	CT	06111	HARTFORD	REST
01235	13800 Fribble Way	Midlothian	VA	23112	CHESTERFIELD	REST
01236	The Village At Gap	Gap	PA	17527	LANCASTER	REST
01237	1701 Quentin Road	Lebanon	PA	17042	LEBANON	REST
01238	Whiting Farms Road	Holyoke	MA	01040	HAMPDEN	REST
01241	253 High Street	Ellsworth	ME	04605	HANCOCK	REST
01242	Route 320 – 791 Roosevelt	North Windham	ME	04062	CUMBERLAND	REST
01244	1040 Boston Post Road	Milford	CT	06460	NEW HAVEN	REST
01246	139 Riverside Street	Portland	ME	04103	CUMBERLAND	REST
01247	2102 Mt. Holly Road	Burlington	NJ	08016	BURLINGTON	REST
01248	936 Walnut Bottom Road	Carlisle	PA	17013	CUMBERLAND	REST
01249	600 Mountainview Drive	Colchester	VT	05446	CHITTENDEN	REST
01251	230 New Britain Avenue	Plainville	CT	06062	HARTFORD	REST
01254	Route 140	Wrentham	MA	02093	NORFOLK	REST
01255	Whitney Memorial Highway	Saratoga Springs	NY	12866		REST
01256	5 Austin Street	Charlestown	MA	02129		REST
01258	600 Kingstown Road	Wakefield	RI	02879		REST
01259	17 Medway Road	Milford	MA	01757		REST
01260	303 Turnpike Road	Westborough	MA	01581		REST
01261	835 Wolcott Street	Waterbury	CT	06705		REST
01262	17 Medway Road	New Milford	CT	06776		REST
01263	430 Cooley Street	Springfield	MA	01128		REST
01265	140 Universal Drive North	North Haven	CT	06473		REST
04002	Northern Blvd Rts 6 & 11	Clarks Summit	PA	18411	LACKAWANNA	REST
04004	Route 309 & 415	Dallas	PA	18612	LUZERNE	REST
04005	708 North Blakely Street	Dunmore	PA	18512	LACKAWANNA	REST
04006	RD #1 Box 314	Hazleton	PA	18201	LUZERNE	REST
04007	310 Red Roof Road	Danville	PA	17821	MONTOUR	REST
04010	2811 Cottman Avenue	Philadelphia	PA	19149	PHILADELPHIA	REST
04101	Shopping Plaza	Springfield	VT	05156	WINDSOR	REST
04108	463 West Street Plaza	Keene	NH	03431	CHESHIRE	REST
04122	1300 Altamont Avenue	Schenectady	NY	12303	SCHENECTADY	REST
04123	2303 Nott Street East	Niskayuna	NY	12309	SCHENECTADY	REST
04125	68 Congress Street	Saratoga Springs	NY	12866	SARATOGA	REST
04201	579 Watertown Avenue	Waterbury	CT	06708	NEW HAVEN	REST

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
04214	13 South Main Street	West Hartford	CT	06107	HARTFORD	REST
04220	130 Rubber Avenue	Naugatuck	CT	06770	NEW HAVEN	REST
04225	81 Newtown Road	Danbury	CT	06810	FAIRFIELD	REST
04227	173 Washington Avenue	North Haven	CT	06473	NEW HAVEN	REST
04229	Heritage Village	Southbury	CT	06488	NEW HAVEN	REST
04233	3671 Post Road	Southport	CT	06490	FAIRFIELD	REST
04238	851 Washington Street	Middletown	CT	06457	MIDDLESEX	REST
04239	347 West Main Street	Avon	CT	06001	HARTFORD	REST

SCHEDULE 1(h)

Existing Letters of Credit

Beneficiary	Issue Date	Expiration Date	Amount	Purpose
Letters of Credit Issued by Fleet Bank

1. Hershey Foods Corporation 100 Crystal A Drive Hershey, PA 17033	1/15/02	11/15/06	$2,145,000.00	Lease Guaranty by Hershey Foods Corporation.

2. National Union Fire Insurance Company of Pittsburgh, PA P.O. Box 923 Wall Street Station New York, NY 10268 Attn: Art Stillwell	2/11/02	10/02/06	$2,450,000.00

3. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 Wall Street Station New York, NY 10268 Attn: Art Stillwell	2/11/02	10/01/06	$3,147,177.00

4. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	2/11/02	11/15/06	$3,382,698.00

5. Ohio Bureau of Workers Compensation 30 West Spring St. Columbus, OH 43215-2256	02/16/02	02/27/07	$350,000.00

6. Equity Industrial Chicopee LLC C/O Midland Loan Services Inc. 210 West 10th Street Kansas City, MO 64105	4/18/02	06/25/06	$239,940.00

7. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	9/11/02	9/11/06	$912,000.00

8. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	9/11/03	9/04/06	$1,846,788.00

9. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	9/29/04	9/29/06	$1,500,000.00

SCHEDULE 7.3

Title to Properties; Leases

Carrying Value of Property Held By Capital Lease

Location	Net Book Value

Leased POS Equipment:
1	$11,029.46
3	7,955.85
22	8.617.22
24	8,362.86
25	7,197.37
26	7.951.42
28	8,212.57
31	894.90
37	894.90
40	8,453.41
41	894.90
43	7,024.84
45	8,212.57
53	894.90
57	894.90
60	7,237.78
62	894.90
67	7,476.22
70	8,280.59
73	849.27
85	8,303.79
87	8,377.03
90	7,476.22
91	11,288.85
92	8,322.85
94	7,850.43
97	894.90
105	9,361.84
106	8,159.39
108	9,271.37
116	6,086.58
117	894.90
118	6,043.85
125	7,619.15

Location	Net Book Value

126	9,485.99
128	7,476.22
130	6,208.33
132	894.90
154	894.90
155	894.90
156	8,949.88
160	7,850.43
161	8,196.89
162	8,284.17
165	10,294.59
172	8,816.73
175	9,153.98
180	7,128.94
181	7,519.09
183	942.05
189	942.05
192	8,105.93
194	942.05
195	6,824.09
196	8,419.37
198	942.05
204	942.05
206	10,079.43
211	942.05
214	9,495.77
215	9,152.40
219	7,319.68
223	7,128.94
224	8,752.60
227	7,974.42
228	942.05
231	7,102.01
232	1,171.74
233	9,849.64
234	894.90
236	989.21
237	9,015.51
238	942.05
241	942.05

Location	Net Book Value

242	8,268.05
243	7,677.00
244	7,595.98
251	7,819.26
260	6,043.85
263	8,838.27
268	7,945.89
275	8,168.22
276	7,985.63
278	11,225.61
281	7,955.85
284	8,811.23
286	942.05
287	9,397.85
288	942.05
302	9,233.26
306	7,880.21
310	8,212.57
315	8,212.57
316	7,590.79
320	7,633.33
321	8,928.78
329	942.05
331	7,955.85
332	7,590.79
333	894.90
337	989.21
342	7,576.61
343	942.05
348	894.90
349	8,928.78
358	7,237.78
359	942.05
361	7,850.43
365	6,824.09
369	7,850.43
371	6,913.77
376	989.21
379	989.21
382	989.21

Location	Net Book Value

387	9,066.23
391	989.21
399	7,697.17
402	7,504.58
403	942.05
406	989.21
408	7,333.15
409	9,507.68
419	989.21
421	7,476.22
422	8,643.08
425	989.21
432	989.21
433	7,831.58
434	942.05
437	989.21
438	989.21
439	7,944.27
446	989.21
462	989.21
465	9,484.50
470	7,970.74
480	1,266.04
489	989.21
492	5,680.33
496	894.90
503	4,861.12
514	8,144.90
516	7,590.79
520	10,224.06
536	7,504.58
538	8,369.00
543	4,832.35
548	989.21
559	989.21
563	942.05
565	7,128.94
566	7,921.28
571	7,266.19
576	989.21

Location	Net Book Value

581	942.05
585	7,102.01
588	7,231.92
611	942.05
617	989.21
625	7,294.22
630	6,444.51
632	7,983.46
635	8,727.36
641	989.21
642	7,720.80
647	989.21
651	7,250.61
652	7,682.47
655	8,852.87
664	10,244.59
672	10,187.75
689	11,398.71
693	989.21
706	989.21
709	8,407.44
711	942.05
712	989.21
718	8,369.00
720	11,002.88
723	942.05
724	11,347.32
725	10,159.13
727	989.21
728	849.27
731	1,884.10
733	11,456.99
736	10,445.22
737	989.21
742	7,576.61
743	10,574.91
744	989.21
745	942.05
747	7,505.65
748	942.05

Location	Net Book Value

753	989.21
754	989.21
756	989.21
759	12,321.80
760	7,817.06
772	989.21
774	7,833.38
777	8,407.44
781	942.05
782	942.05
784	7,720.80
788	894.90
791	11,125.88
797	7,887.40
799	989.21
800	7,476.22
803	8,407.44
812	11,427.85
814	11,560.96
815	8,369.57
816	9,386.34
822	942.05
823	1,884.10
824	989.21
825	942.05
830	12,194.42
832	849.27
834	7,809.22
841	942.05
842	942.05
846	989.21
847	849.27
848	12,286.04
852	11,135.34
853	7,197.37
854	942.05
861	11,662.82
863	942.05
864	7,180.23
870	942.05

Location	Net Book Value

873	942.05
876	942.05
877	942.05
878	942.05
883	942.05
885	10,792.63
887	10,828.41
896	9,845.11
897	989.21
898	989.21
904	942.05
907	849.27
913	7,504.58
916	10,120.36
918	989.21
922	8,838.27
925	12,103.75
927	942.05
930	942.05
934	894.90
941	942.05
945	10,862.01
946	11,248.11
947	8,660.39
952	9,012.22
955	11,954.38
959	7,631.43
962	989.21
963	989.21
967	8,377.03
974	849.27
982	989.21
983	849.27
985	849.27
990	6,309.94
991	989.21
995	10,398.59
1000	849.27
1003	11,408.43
1006	11,484.67

Location	Net Book Value

1008	942.05
1011	10,588.33
1014	9,033.81
1016	8,928.78
1017	10,669.80
1019	10,391.99
1023	849.27
1027	9,934.63
1029	849.27
1030	849.27
1032	849.27
1037	942.05
1040	11,003.45
1041	6,797.70
1044	849.27
1045	849.27
1051	11,977.10
1054	989.21
1057	989.21
1058	6,696.81
1059	942.05
1062	989.21
1065	942.05
1072	8,722.80
1082	989.21
1085	989.21
1086	942.05
1201	8,608.58
1202	989.21
1203	10,271.44
1216	11,209.57
1217	942.05
1221	942.05
1224	942.05
1226	989.21
1227	942.05
1229	894.90
1233	989.21
1234	894.90
1236	989.21

Location	Net Book Value

1237	989.21
1238	1,034.84
1239	849.27
1241	942.05
1242	942.05
1244	942.05
1246	942.05
1247	989.21
1248	989.21
1249	989.21
4002	942.05
4004	942.05
4005	942.05
4006	942.05
4007	942.05
4010	989.21
4101	942.05
4105	8,243.72
4122	942.05
4123	942.05
4125	942.05
4201	7,957.73
4214	7,921.28
4220	7,585.12
4225	10,835.41
4227	9,302.66
4229	10,960.90
4233	7,590.79
4235	1,079.46
4238	9,319.35
4239	10,216.28
Total:	$1,765,883.76
FoodService Equipment:
Wilb., MA	$33,164.91
York, PA	121,914.50
Total:	$155,079.41

Location	Net Book Value

Lease Restaurant Real Property:
842	$8,230.63
848	30,553.49
850	44,338.40
852	8,345.03
883	44,878.51
913	21.75
1019	11,443.69
1039	8,662.80
1040	2,233.60
1062	51,471.59
4002	179,958.40
4004	148,011.38
4007	149,454.34
4220	23,537.22
4235	69,978.80
Total:	$781,119.63

Grand Total:	$2,702,082.80

SCHEDULE 7.6

Intellectual Property

None

SCHEDULE 7.7

Litigation

None.

SCHEDULE 7.14

Perfection of Security Interest

Disputes, deductions, claims, offsets, defenses, withholdings and counterclaims of any kind arising or accrued in connection with the operation of the business of the Borrower and its Subsidiaries in the ordinary course of business.

SCHEDULE 7.18

Environmental Compliance

Underground storage tanks containing Hazardous Substances (as defined in Section 7.18 of the Agreement) are known to exist at the following locations:

Wilbraham, MA (location 837):

•              one 1,000-gallon fuel oil tank;

•              one 1,000-gallon waste engine oil tank;

•              one 1,000-gallon engine oil tank

•              one 10,000-gallon gasoline tank

•              one 10,000-gallon diesel fuel tank;

•              one 10,000-gallon fuel oil tank; and

•              one 1,000-gallon propane tank.

West Springfield, MA (location 800)

•              one 500-gallon heating oil tank

Berlin, VT (location 1228)

•              one propane and one oil tank

SCHEDULE 7.19(a)

Restricted Subsidiaries

Friendly’s Restaurants Franchise, Inc.

Friendly’s International, Inc.

SCHEDULE 7.19(b)

Unrestricted Subsidiaries

Restaurant Insurance Corporation

Friendly’s Realty I, LLC

Friendly’s Realty II, LLC

Friendly’s Realty III, LLC

SCHEDULE 7.19(c)

Joint Ventures; Partnerships

None.

SCHEDULE 7.19(d)

Jurisdiction of Incorporation/Formation and Principal Place of Business

Company	Jurisdiction of Incorporation/ Formation	Principal Place of Business Address
Friendly’s Restaurants Franchise, Inc.	Delaware	1855 Boston Rd., Wilbraham, MA 01095

Friendly’s International, Inc.	Delaware	1855 Boston Rd., Wilbraham, MA 01095

Restaurant Insurance Corporation	Vermont	1855 Boston Rd., Wilbraham, MA 01095

Friendly’s Realty I, LLC	Delaware	1855 Boston Rd., Wilbraham, MA 01095

Friendly’s Realty II, LLC	Delaware	1855 Boston Rd., Wilbraham, MA 01095

Friendly’s Realty III, LLC	Delaware	1855 Boston Rd., Wilbraham, MA 01095

SCHEDULE 7.21

Bank Accounts

Corporate Bank Name	Bank Address	Bank Account #

Bank of America (Fleet Bank)

Concentration Account	100 Federal Street, Boston, MA 02106	9360758318
Funding Account	100 Federal Street, Boston, MA 02106	9360686481
Restaurant Payroll Account	100 Federal Street, Boston, MA 02106	9427649432
Corporate Payroll Account	100 Federal Street, Boston, MA 02106	9427649440
Friendly Franchise Account	100 Federal Street, Boston, MA 02106	9360758713
Marketing Escrow Account	100 Federal Street, Boston, MA 02106	9369246394
Flex Spending Account	100 Federal Street, Boston, MA 02106	22287567
Operating Account	100 Federal Street, Boston, MA 02106	55079297
Corporate Accounts Payable	100 Federal Street, Boston, MA 02106	80062817
Friendly’s Realty I LLC	100 Federal Street, Boston, MA 02106	9429140699
Friendly’s Realty II LLC	100 Federal Street, Boston, MA 02106	9429140680
Friendly’s Realty III LLC	100 Federal Street, Boston, MA 02106	9429140672
Friendly’s Realty III Collateral Account	100 Federal Street, Boston, MA 02106	4602289089
Medical Disbursement Account	100 Federal Street, Boston, MA 02106	80219642
Friendly Gift Card Account	100 Federal Street, Boston, MA 02106	9429245538
Restaurant Concentration Account	100 Federal Street, Boston, MA 02106	9429417379

US Bank

Workmen’s Compensation Account	910 West Main Street, Troy, OH 45373	980044002

Salomon Smith Barney

Smith Barney	1345 Avenue of the Americas, New York, NY 10195	9076443812
Smith Barney	1345 Avenue of the Americas, New York, NY 10195	4012198612058

Citizens Bank — New England

Money Market Account 10	28 State Street, Boston, MA 02109	1139924904
Money Market Account 10	28 State Street, Boston, MA 02109	1139924890
Credit Card Settlement Account	28 State Street, Boston, MA 02109	1305744982
Restaurant Concentration Account	28 State Street, Boston, MA 02109	1304762200

Citizens Bank — Mid-Atlantic

Restaurant Concentration Account	53 State Street, Boston, MA 02109	6210240848

Bank North

Restaurant Concentration Account	1441 Main Street, 7th Floor, Springfield, MA 1103	8242793186

Sovereign New England
Restaurant Concentration Account	2 Morrisey Blvd., MA1-MB5-01-02, Dorchester, MA 02125	97300056774

SCHEDULE 8.19

Non-Core Mortgaged Properties

SITE #	ADDRESS	CITY	ST	ZIP	COUNTY	USE
00001	19 Springfield Street	Agawam	MA	01001	HAMPDEN	REST
00024	Eastbound Frontage Road	East Haven	CT	06512	NEW HAVEN	REST
00026	1129 New Britain Avenue	West Hartford	CT	06110	HARTFORD	REST
00043	451 Lincoln Street	Worcester	MA	01605	WORCESTER	REST
00045	1420 Main Street	Worcester	MA	01603	WORCESTER	REST
00092	306 West Boylston Street	West Boylston	MA	01583	WORCESTER	REST
00094	141 Church Street	Whitinsville	MA	01588	WORCESTER	REST
00106	489 Newton Street	South Hadley	MA	01075	HAMPSHIRE	REST
00116	6 Sarahs Way	Fairhaven	MA	02719	BRISTOL	REST
00118	411 East Street	Chicopee Falls	MA	01020	HAMPDEN	REST
00130	457 Boston Post Road	Sudbury	MA	01776	MIDDLESEX	REST
00160	1240 Sumner Avenue	Springfield	MA	01118	HAMPDEN	REST
00198	156 Main Avenue	Passaic	NJ	07055	PASSAIC	REST
00223	278 Winthrop Avenue	Taunton	MA	02780	BRISTOL	REST
00243	15 Sandwich Street	Plymouth	MA	02360	PLYMOUTH	REST
00260	2080 Warwick Avenue	Warwick	RI	02889	KENT	REST
00310	1060 Main Street	Holden	MA	01520	WORCESTER	REST
00316	1408 Congress Street	Portland	ME	04102	CUMBERLAND	REST
00328	192 Woodbridge Center	Woodbridge	NJ	07095	MIDDLESEX	REST
00359	575 Pompton Turnpike	Pompton Plains	NJ	07444	MORRIS	REST
00382	460 North Main Street	Doylestown	PA	18901	BUCKS	REST
00387	759 Main Street	Tewksbury	MA	01876	MIDDLESEX	REST
00425	2301 West Market Street	York	PA	17404	YORK	REST
00566	2895-A Cranberry Highway	East Wareham	MA	02538	PLYMOUTH	REST
00585	961 Boston Post Road	Guilford	CT	06437	NEW HAVEN	REST
00587	94 Elm Street	Enfield	CT	06082	HARTFORD	REST
00635	108 Morristown Road	Bernardsville	NJ	07924	SOMERSET	REST
00733	1469 Providence Highway	Norwood	MA	02062	NORFOLK	REST
00744	27 Airport Square	North Wales	PA	19454	MONTGOMERY	REST
00815	24 Monument Square	Leominster	MA	01453	WORCESTER	REST
00834	1235 Hamburg Turnpike	Wayne	NJ	07470	PASSAIC	REST
00853	343A Great Road	Bedford	MA	01730	MIDDLESEX	REST
00887	222 Winthrop Avenue	Lawrence	MA	01843	ESSEX	REST
00897	150 W. Germantown Pike	Norristown	PA	19401	MONTGOMERY	REST
00922	1232 Storrs Road	Storrs	CT	06268	TOLLAND	REST
00927	778 Kidder Street	Wilkes/Barre	PA	18702	LUZERNE	REST
01014	30 Leetes Island Road	Branford	CT	06405	NEW HAVEN	REST
01019	48 Western Avenue	Augusta	ME	04330	KENNEBEC	REST
01040	149 Daniel Webster Highway	Nashua	NH	03060	HILLSBOROU	REST
01051	226 Washington Street	Gloucester	MA	01930	ESSEX	REST
01057	1745 Easton Road	Doylestown	PA	18901	BUCKS	REST
01072	111 Macy Street – Rt. 110	Amesbury	MA	01913	ESSEX	REST
01085	5304 Carlisle Pike	Mechanicsburg	PA	17055	CUMBERLAND	REST
01087	490 North Main Street	Leominster	MA	01453	WORCESTER	REST
01221	147 Main Street	Freeport	ME	04032	CUMBERLAND	REST

01233	555 High Street	Mt. Holly	NJ	08060	BURLINGTON	REST
01238	Whiting Farms Road	Holyoke	MA	01040	HAMPDEN	REST
01246	139 Riverside Street	Portland	ME	04103	CUMBERLAND	REST
04006	RD #1 Box 314	Hazleton	PA	18201	LUZERNE	REST
04201	579 Watertown Avenue	Waterbury	CT	06708	NEW HAVEN	REST
04227	173 Washington Avenue	North Haven	CT	06473	NEW HAVEN	REST
04229	Heritage Village	Southbury	CT	05488	NEW HAVEN	REST
04233	3671 Post Road	Southport	CT	06490	FAIRFIELD	REST

SCHEDULE 9.1

Existing Indebtedness

November 25, 2001

Indebtedness under the Letters of Credit listed on Schedule 9.2

Insurance Loans	183,230

Capital Leases – Leased Restaurants:
772	5,056
842	20,738
848	74,702
850	101,276
852	21,299
883	98,548
1062	62,153
4002	503,654
4004	458,192
4007	468,202
4220	47,429
4235	107,856

Finance Obligations:
194	542,741
563	599,366
712	409,385
807	357,437
876	1,014,941
916	330,469
941	798,379

POS Equipment (see Schedule 7.3 for list of restaurant locations)	2,134,190

Foodservice Trailers and equipment:
ThermoKing 456179	2,543
ThermoKing 456180	2,543
ThermoKing 456181	2,543
ThermoKing 456182	2,543
ThermoKing 456183	3,771
ThermoKing 456184	3,771
ThermoKing 456185	3,771
ThermoKing 709757	33,890
ThermoKing 709758	33,890
ThermoKing 709759	33,890

Existing Indebtedness – Intercompany

	At November 25, 2001
	Indebtedness	Investment

Friendly Ice Cream Corporation (FICC) (1)	$8,814,345
Restaurant Insurance Corporation (RIC) (1)		$8,814,345
Interest Receivable – (RIC)		117,525
Interest Payable – (FICC)	117,525
Friendly Ice Cream Corporation (2)	5,787,074
Friendly’s Restaurant Franchise, Inc. (2)		5,787,074
Friendly’s International, Inc. (2)	4,120,489
Friendly Ice Cream Corporation (2)		4,120,489
Friendly Ice Cream Corporation (3)		1,157,840
Restaurant Insurance Corporation (3)	80,000
Friendly’s Restaurants Franchise, Inc. (3)	1,077,840	—
	$19, 997,273	$19,997,273

(1) Notes

(2) Due To/From

(3) Income taxes

SCHEDULE 9.2

Existing Liens

A.    Liens described on the attached Annex 1

B.    Liens granted pursuant to the New Senior Note Indenture in and to any money (if any) held by the trustee under the New Senior Note Indenture other than money held in trust to pay principal of and interest on the New Senior Notes.

C.    The following Liens relating to Existing Letters of Credit:

Beneficiary	Issue Date	Expiration Date	Amount	Purpose

Letters of Credit Issued by Fleet Bank

10. Hershey Foods Corporation 100 Crystal A Drive Hershey, PA 17033	1/15/02	11/15/06	$2,145,000.00	Lease Guaranty by Hershey Foods Corporation.

11. National Union Fire Insurance Company of Pittsburgh, PA P.O. Box 923 Wall Street Station New York, NY 10268 Attn: Art Stillwell	2/11/02	10/02/06	$2,450,000.00

12. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 Wall Street Station New York, NY 10268 Attn: Art Stillwell	2/11/02	10/01/06	$3,147,177.00

13. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	2/11/02	11/15/06	$3,382,698.00

14. Ohio Bureau of Workers Compensation 30 West Spring St. Columbus, OH 43215-2256	02/16/02	02/27/07	$350,000.00

15. Equity Industrial Chicopee LLC C/O Midland Loan Services Inc. 210 West 10th Street Kansas City, MO 64105	4/18/02	06/25/06	$239,940.00

16. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	9/11/02	9/11/06	$912,000.00

17. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	9/11/03	9/04/06	$1,846,788.00

18. National Union Fire Insurance Company of Pittsburgh PA PO Box 923 / Wall Street Station New York, NY 10268 Attn: Art Stillwell	9/29/04	9/29/06	$1,500,000.00

D.            Other Liens

ANNEX 1

SCHEDULE 9.2.2

Restrictions on Negative Pledges

None.

SCHEDULE 9.3

Existing Investments

Investments listed on Schedule 7.19

Other Investments:

	Due Date	Rate	At Nov. 25, 2001 Outstanding	Interest Outstanding
Franchisee Notes Receivable:
SW Friends, LLC	6/15/01	12.00%	23,005	$329
Planet Kidz, Inc.	1/01/02	12.00%	257,064	14,200
Friendship 1, LLC	9/20/01	12.00%	133,542	1,335
Jask Foods, Inc	1/15/02	12.00%	23,244	162
J&B Restaurant Partners	4/15/06	11.00%	4,214,673
JEMM Restaurants, LLC	4/8/02	11.00%	12,929
Kessler Family, LLC	Pd. from excess earnings		187,000
Kessler Family, LLC	2/01/15	10.30%	390,000
RRC Restaurants	11/07/01	12.00%	5,025	50
			5,246,482	16,076
Other Notes Receivable:
Store 313			50,000	—
Peak Foods	1/01/07	7.75%	575,247	—
			625,247	—
			$5,896,379	$16,076
Allowance for Uncollectible Notes Receivable			$(523,330)